Exhibit 10.1

CONSENT AND AMENDMENT NO. 8

to that certain

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This CONSENT AND AMENDMENT NO. 8 (this “Agreement”), dated as of August 31, 2021, is by and among CAI INTERNATIONAL, INC., a Delaware corporation (“CAI”), CONTAINER APPLICATIONS LIMITED, a corporation organized under the laws of Barbados (“CAL” and, together with CAI, the “Borrowers”, and each, individually, a “Borrower”), the Guarantors party hereto, BANK OF AMERICA, N.A., (“Bank of America”) and the other lending institutions from time to time party to the Credit Agreement referred to below (collectively, the “Lenders”), Bank of America, as administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”), BofA SECURITIES, INC., WELLS FARGO BANK, NATIONAL ASSOCIATION, and MUFG UNION BANK, N.A., as syndication agents, BofA SECURITIES, INC., as lead arranger and book runner, and ABN AMRO CAPITAL USA LLC, BBVA USA, and PNC BANK, NATIONAL ASSOCIATION, as documentation agents.  Capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement referred to below.

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Third Amended and Restated Revolving Credit Agreement, dated as of March 15, 2013 (as may be amended, restated, amended and restated, supplemented and otherwise in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders, upon certain terms and conditions, have agreed to make loans and otherwise extend credit to the Borrowers;

WHEREAS, CAI has entered into that certain Agreement and Plan of Merger (the “MHC Acquisition Agreement”), dated as of June 17, 2021, with Mitsubishi HC Capital Inc., a Japanese corporation (“MHC”), and Cattleya Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of MHC, pursuant to which CAI will be acquired by MHC;

WHEREAS, the entry by CAI into the MHC Acquisition Agreement will constitute a Change of Control unless the Required Lenders consent to such Change of Control prior to the closing of the acquisition described in the MHC Acquisition Agreement;

WHEREAS, the Borrowers have requested that the Lenders increase the Total Commitment, pursuant to §2.11 of the Credit Agreement, and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions hereof, to a $175,000,000 increase in the Total Commitment pursuant to such §2.11;

WHEREAS, performance by CAI of its obligations under the MHC Acquisition Agreement will require CAI to perform the actions described in Annex B hereto (which collectively are part of the “Migration” as such term is defined in Annex A hereto); and

WHEREAS, the Borrowers have requested, and the Required Lenders have agreed to provide such consent and amend certain terms of the Credit Agreement.

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.        Consent.  Upon satisfaction of the conditions precedent set forth in §7 hereof and in accordance with clause (a) and the proviso at the end of clause (c) of the definition of “Change of Control” in the Credit Agreement, the Required Lenders hereby consent to the entry by CAI into the MHC Acquisition Agreement (as in effect on the Effective Date) and the consummation of the transactions contemplated thereby, including without limitation the transactions described in Annex B hereto (which consent shall include a waiver of the notice requirements in §7 of the Security Agreement with respect thereto); provided, that, prior to or substantially concurrently with the migration of CAL to Delaware or back to Barbados pursuant to the MHC Acquisition Migration and prior to or substantially concurrently with any modification to any Loan Party’s Governing Documents, in each case, the Borrowers shall have taken all actions necessary to continuously maintain the Administrative Agent’s first priority perfected security interest in those assets of the Loan Parties constituting Collateral; provided, further, that in lieu of complying with the notice requirements in §7 of the Security Agreement with respect to the MHC Acquisition Migration, the Borrowers shall instead provide notice of such actions to the Administrative Agent in accordance with the requirements of §9 hereof.

§2.        Commitment Increase.  Pursuant to the terms of §2.11 of the Credit Agreement and upon satisfaction of the conditions precedent set forth in §7 hereof, the Total Commitment shall be increased by $175,000,000.

§3.         Amendments to Credit Agreement.  Upon satisfaction of the conditions precedent set forth in §7 hereof, the Credit Agreement (but not the Schedules and Exhibits attached thereto) shall be amended to delete or to add such text as may be necessary to conform the Credit Agreement to the credit agreement attached hereto as Annex A.

§4.         Amendments to Schedules.  Upon satisfaction of the conditions precedent set forth in §7 hereof, the Schedules attached to the Credit Agreement shall be replaced by the corresponding new Schedules attached hereto as Annex C. On the Effective Date (as defined below), the outstanding Revolving Credit Loans shall be adjusted, with Loans being advanced by increasing Lenders and repayments being made to Lenders whose Commitment Percentages correspondingly decrease, to reflect the respective Commitment Percentages set forth on Schedule 1 to the Credit Agreement as in effect after giving effect to this Agreement.

§5.        Representations and Warranties.  As of the Effective Date (as defined below), each of the Borrowers and the Guarantors, as the case may be, represents and warrants to the Lenders and the Administrative Agent as follows:

(a)          Representations and Warranties in Credit Agreement.  The representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made, and continue to be true and correct in all material respects (or, in the case of any such representation or warranty that is qualified as to materiality or Material Adverse Effect, true and correct in all respects) on such Effective Date.

(b)         Authority, Etc.  The execution and delivery by such Borrower or such Guarantor of this Agreement and the performance by such Borrower or such Guarantor of all of its respective agreements and obligations under this Agreement and the other documents delivered in connection therewith (collectively, the “Agreement Documents”), the Credit Agreement as amended hereby and the other Loan Documents (i) are within the corporate or company authority of such Borrower or such Guarantor, (ii) have been duly authorized by all necessary corporate or company proceedings by such Borrower or such Guarantor, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower or such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower or such Guarantor, (iv) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, such Borrower or such Guarantor, and (v) do not require the approval or consent of, or filing with, any Person other than those already obtained.

(c)         Enforceability of Obligations. The Agreement Documents, the Credit Agreement as modified hereby, and the other Loan Documents to which such Borrower or such Guarantor is a party constitute the legal, valid and binding obligations of such Borrower or such Guarantor, enforceable against such Borrower or such Guarantor in accordance with their respective terms.

(d)          No Default.  Immediately after giving effect to this Agreement, no Default or Event of Default exists under the Credit Agreement or any other Loan Document.

(e)         Beneficial Ownership Certifications.  As of the Effective Date, the information included in each Beneficial Ownership Certification is true and correct in all material respects.

§6.          Affirmation of Borrowers and Guarantors.

(a)        Each Borrower hereby affirms its joint and several liability for, and absolute and unconditional promise to pay to each Lender and the Administrative Agent, the Revolving Credit Loans, the Swing Line Loans, the Reimbursement Obligations and all other amounts due or which may become due under the Revolving Credit Notes, the Letters of Credit, the Credit Agreement as modified hereby and the other Loan Documents, at the times and in the amounts provided for therein.  Each Borrower confirms and agrees that (i) the obligations of such Borrower to the Lenders and the Administrative Agent under the Credit Agreement as amended hereby are secured by and entitled to the benefits of the Security Documents and (ii) all references to the term “Credit Agreement” in the Security Documents and the other Loan Documents shall hereafter refer to the Credit Agreement as amended hereby.

(b)         Each of the undersigned Guarantors hereby acknowledges that it has read and is aware of the provisions of this Agreement.  Each such Guarantor hereby reaffirms its joint and several, absolute and unconditional guaranty of each Borrower’s payment and performance of its obligations to the Lenders and the Administrative Agent under the Credit Agreement as such obligations are amended hereby.  Each Guarantor hereby confirms and agrees that all references to the term “Credit Agreement” in the Guaranty to which it is a party shall hereafter refer to the Credit Agreement as modified hereby.

§7.         Conditions to Effectiveness.  The Agreements provided for in this Agreement shall take effect upon satisfaction of the following conditions (the “Effective Date”):

(i)	Execution and delivery of this Agreement by the Borrowers, Guarantors, the Required Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer;

(ii)
the Administrative Agent shall have received a certificate of the authorized officer of each Borrower and each Guarantor dated as of the Effective Date certifying as to (i) (x) no amendments, modifications or supplements to the Governing Documents of any Borrower or Guarantor since the last delivery of such Governing Documents by such Loan Party to the Administrative Agent and that such Governing Documents are in full force and effect or (y) attaching complete and certified copies of such Governing Documents including any amendments, modifications or supplements thereto other than amendments to be made after the Effective Date in connection with the MHC Acquisition Migration (including certifications of such Governing Documents by the appropriate Governmental Authority of such Person’s jurisdiction of formation or organization), (ii) all corporate or other organizational actions taken by each of the Borrowers and Guarantors authorizing the execution, delivery, and performance of this Agreement and the other Agreement Documents and attaching copies of the board minutes and/or resolutions relating to such authorization, (iii) the names, titles, incumbency, and specimen signatures of the authorized officers of each of the Borrowers and the Guarantors authorized to sign this Agreement and the other Agreement Documents on behalf of such Person and (iv) in the case of each Borrower, certifying that, after giving effect to the consent and amendments contemplated by this Agreement, (A) the representations and warranties contained in §7 of the Credit Agreement and the other Loan Documents are true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in §7.4.2 shall be deemed to refer to the most recent statements furnished to the Lenders, (B) no Default or Event of Default exists, and (C) the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested on the Effective Date) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of Swing Line Loans does not exceed the lesser of (i) the Total Commitment at such time and (ii) the Borrowing Base at such time;

(iii)	the Administrative Agent shall have received an amended and restated trademark collateral security and pledge agreement, executed and delivered by CAI;

(iv)	the Administrative Agent shall have received a fee letter, executed and delivered by the Borrowers;

(v)
the Administrative Agent shall have received satisfactory opinions of US, Delaware, and Barbados counsel to the Borrowers and the Guarantors and such corporate resolutions, certificates, lien search results, updated borrowing base reports and other documents as the Administrative Agent shall reasonably require;

(vi)
the Administrative Agent shall have received Revolving Credit Notes executed and delivered by the Borrowers in favor of each Lender who has requested a Revolving Credit Note prior to the Effective Date;

(vii)	the Administrative Agent shall have received the updated Schedules to the Credit Agreement attached hereto;

(viii)
the applicable Borrower shall have prepaid any Revolving Credit Loans outstanding on the Effective Date (and pay any additional amounts required pursuant to §5.6 of the Credit Agreement) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with the revised Commitment Percentages set forth on Schedule 1 arising from the nonratable increases in the Commitments pursuant to this Agreement;

(ix)
the Administrative Agent shall have received true and complete copies of the MHC Acquisition Agreement, any amendments and schedules thereto, and all material documents executed or delivered in connection therewith;

(x)
the Borrower shall have provided to the Administrative Agent all documentation and other information as may have been reasonably requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, in each case at least 5 days prior to the Effective Date;

(xi)
there shall not have occurred (a) a Material Adverse Effect (as defined in the Credit Agreement) since December 31, 2020 or (b) a material adverse change in the facts and information regarding the Borrowers and Guarantors as represented to date;

(xii)
the absence of any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) that could have a Material Adverse Effect;

(xiii)
Borrowers shall have paid to the Administrative Agent, (a) for the account of the Lenders signatory hereto, a fee equal to five (5) basis points of the aggregate Commitments of such Lenders, (b) all fees and expenses of the Administrative Agent, including fees and expenses of Morgan, Lewis & Bockius, LLP, counsel to the Administrative Agent that have been invoiced prior to the Effective Date, shall have been paid in full and (c) all other fees and expenses associated with this Agreement and the transactions contemplated hereby shall have been paid in full; and

(iv)	the Administrative Agent shall have received such additional documents, instruments and information as the Administrative Agent may have reasonably requested.

§8.        Satisfaction of Conditions.  Without limiting the generality of the foregoing §7, for purposes of determining compliance with the conditions specified in §7, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

§9.         Post-Closing Covenants.

(a)         CAI shall provide the Administrative Agent with not less than ten (10) Business Days’ prior written notice of the consummation of the MHC Acquisition Migration (or such later date as the Administrative Agent may agree in its sole discretion), and on or prior to the date that CAL or any other Loan Party changes its jurisdiction of incorporation or formation in connection with the MHC Acquisition Migration, the Borrowers shall have authorized or delivered to the Administrative Agent such filings, recordings, and instruments and taken such other actions necessary or desirable in the opinion of the Administrative Agent to maintain without interruption, protect and preserve its perfected first priority security interests in the Collateral (subject only to Permitted Liens that are entitled to priority under applicable law).

(b)         No later than five (5) days after the consummation of the MHC Acquisition and the MHC Acquisition Migration (or such later date as the Administrative Agent may agree in its sole discretion), the Borrowers shall deliver to the Administrative Agent copies of any of the Borrowers’ Governing Documents that have been amended in connection with such transaction.

(c)         No later than thirty (30) days after the first to occur of: (i) the closing of the merger contemplated by the MHC Acquisition Agreement, (ii) the termination of the MHC Acquisition Agreement, and (iii) February 28, 2022 (or such later date as the Administrative Agent may agree in its sole discretion), the Borrowers shall cause CAL Holding Company to dissolve or merge with a Borrower, or take such other actions to cause CAL Holding Company to become a Guarantor as may be reasonably requested by the Administrative Agent.

(d)         No later than thirty (30) days after the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrowers shall have made all filings necessary to cause the Credit Agreement to be stamped in Barbados pursuant to the provisions of the Stamp Duty Act, Cap. 91 of the laws of Barbados, with stamp duty covering aggregate indebtedness in the amount of $1,500,000,000, and shall use commercially reasonable efforts thereafter to cause a duly stamped copy of the Credit Agreement to be returned to the Administrative Agent as soon as reasonably practicable.

§10.       Miscellaneous Provisions.  This Agreement shall constitute one of the Loan Documents referred to in the Credit Agreement.  Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Credit Agreement shall remain the same.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. It is declared and agreed by each of the parties hereto that the Credit Agreement, as modified hereby, shall continue in full force and effect, and that this Agreement and the Credit Agreement shall be read and construed as one instrument.  Nothing contained in this Agreement shall be construed to imply a willingness on the part of the Lenders or the Administrative Agent to grant any similar or other future amendment or modification of any of the terms and conditions of the Credit Agreement or the other Loan Documents or shall in any way prejudice, impair or effect any rights or remedies of the Lenders and the Administrative Agent under the Credit Agreement or the other Loan Documents.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401)).  This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof.  The parties agree that this Agreement may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.  In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  Headings or captions used in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.  The Borrowers hereby agree to pay to the Administrative Agent on demand all reasonable costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Agreement (including reasonable legal fees and disbursements of the Administrative Agent’s special counsel, Morgan, Lewis & Bockius LLP).

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CAI INTERNATIONAL, INC.

By:	/s/ Timothy B. Page
	Name:	Timothy B. Page
	Title:	President and Chief Executive Officer

CONTAINER APPLICATIONS LIMITED

By:	/s/ Timothy B. Page
	Name:	Timothy B. Page
	Title:	Chief Financial Officer

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

Acknowledgement of Guarantors:

CONTAINER APPLICATIONS INTERNATIONAL (U.K.) LIMITED

By:	/s/ Timothy B. Page
	Name:	Timothy B. Page
	Title:	Director

CONTAINER APPLICATIONS INTERNATIONAL, LTD.

By:	/s/ Steven Garcia
	Name:	Steven Garcia
	Title:	Sole Director

CONTAINER APPLICATIONS (MALAYSIA) SDN BDH

By:	/s/ Tan Swee Hong
	Name:	Tan Swee Hong
	Title:	Director

SKY CONTAINER TRADING LIMITED

By:	/s/ Timothy B. Page
	Name:	Timothy B. Page
	Title:	Director

CAI CONSENT SWEDEN AB
By:	/s/ Timothy B. Page
	Name:	Timothy B. Page
	Title:	Specially Authorized Signatory

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

CAI INTERNATIONAL GMBH

By:	/s/ Timothy B. Page
	Name:	Timothy B. Page
	Title:	Director

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

Lenders and Administrative Agent:

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Ronaldo Naval
	Name:	Ronaldo Naval
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender,
Swing Line Lender and L/C Issuer

By:	/s/ Eric Enberg
	Name:	Eric Enberg
	Title:	Vice President

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

MUFG UNION BANK, N.A.
as a Lender

By:	/s/ Fabrice Centeno
	Name:	Fabrice Centeno
	Title:	Director

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

WELLS FARGO BANK, N.A.
as a Lender

By:	/s/ Michael Barath
	Name:	Michael Barath
	Title:	Vice President

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

ABN AMRO CAPITAL USA LLC
as a Lender

By:	/s/ Amit Wynalda
	Name:	Amit Wynalda
	Title:	Executive Director

By:	/s/ Maria Fahey
	Name:	Maria Fahey
	Title:	Director

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

BBVA USA f/k/a Compass Bank
as a Lender

By:	/s/ Chris Dowler
	Name:	Chris Dowler
	Title:	Senior Vice President

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

BANK OF MONTREAL (CHICAGO BRANCH)
as a Lender

By:	/s/ Eric Bellendir
	Name:	Eric Bellendir
	Title:	Vice President

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

ROYAL BANK OF CANADA
as a Lender

By:	/s/ Scott Umbs
	Name:	Scott Umbs
	Title:	Authorized Signatory

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Sydney Lynch
	Name:	Sydney Lynch
	Title:	AVP

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH
as a Lender

By:	/s/ Kevin Fagan
	Name:	Kevin Fagan
	Title:	Director

By:	/s/ Maureen Farley
	Name:	Maureen Farley
	Title:	Director

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

ING BELGIUM SA/NV
as a Lender

By:	/s/ Luc Missoorten
	Name:	Luc Missoorten
	Title:	Authorized Signatory

By:	/s/ Michel Verstraeten
	Name:	Michel Verstraeten
	Title:	Authorized Signatory

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Andrew Jones
	Name:	Andrew Jones
	Title:	Managing Director

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

TRUIST BANK
as a Lender

By:	/s/ Madison Waterfield
	Name:	Madison Waterfield
	Title:	Vice President

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

ZIONS BANCORPORATION, N.A. (FKA ZB N.A.) DBA CALIFORNIA BANK & TRUST
as a Lender

By:	/s/ Melissa Chang
	Name:	Melissa Chang
	Title:	1st Vice President

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

HSBC BANK USA, N.A.
as a Lender

By:	/s/ Darren Santos
	Name:	Darren Santos
	Title:	SVP, 22672

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

CRÉDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH
as a Lender

By:	/s/ Adrienne Molloy
	Name:	Adrienne Molloy
	Title:	Managing Director

By:	/s/ Andrew McKuin
	Name:	Andrew McKuin
	Title:	Managing Director

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

CITY NATIONAL BANK
as a Lender

By:	/s/ Catherine Chiavetta
	Name:	Catherine Chiavetta
	Title:	Senior Vice President

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

COLUMBIA STATE BANK
as a Lender

By	/s/ Matt Hrdlicka
	Name:	Matt Hrdlicka
	Title:	Vice President

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

UMPQUA BANK
as a Lender

By:	/s/ Daniel Kellow
	Name:	Daniel Kellow
	Title:	Portfolio Manager

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

PACIFIC PREMIER BANK
as a Lender

By:	/s/ Stuart Adair
	Name:	Stuart Adair
	Title:	SVP / Regional Portfolio Director

[CAI – Signature Page to Amendment No. 8 to Third A&R Revolving Credit Agreement]

ANNEX A

Amended Credit Agreement

[attached]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

Dated as of March 15, 2013, as amended by Amendments Nos. 1-8 by and among

CAI INTERNATIONAL, INC.
and
CONTAINER APPLICATIONS LIMITED
(as “Borrowers”)

THE LENDERS LISTED ON SCHEDULE 1 HERETO

and

BANK OF AMERICA, N.A.

as Administrative Agent (the “Administrative Agent”)

with

BofA SECURITIES, INC.,
WELLS FARGO BANK, NATIONAL ASSOCIATION, and
MUFG UNION BANK, N.A.,
as Syndication Agents,

BofA SECURITIES, INC.,
as Lead Arranger and Book Runner (collectively with the Syndication Agents, the “Arrangers”),

and

ABN AMRO CAPITAL USA LLC,
BBVA USA,
BANK OF MONTREAL,
ROYAL BANK OF CANADA,
and PNC BANK, NATIONAL ASSOCIATION,
as Documentation Agents

1.	DEFINITIONS AND RULES OF INTERPRETATION		1

	1.1.	Definitions	1
	1.2.	Rules of Interpretation	35
	1.3.	Interest Rates	37

2.	THE SENIOR CREDIT FACILITY		37

	2.1.	Commitment to Lend	37
	2.2.	Commitment Fee	38
	2.3.	Reduction of Total Commitment	38
	2.4.	Evidence of Debt	38
	2.5.	Interest	39
	2.6.	Requests for Revolving Credit Loans	39
	2.7.	Conversion Options	40
	2.8.	Funds for Revolving Credit Loans	40
	2.9.	Change in Borrowing Base	43
	2.10.	Swing Line Loans	43
	2.11.	Increase in the Total Commitment	46
	2.12.	Delinquent Lenders	47
	2.13.	Cash Collateral	49

3.	REPAYMENT OF THE LOANS		50

	3.1.	Maturity	50
	3.2.	Mandatory Repayments of Revolving Credit Loans	50
	3.3.	Optional Repayments of Revolving Credit Loans and Swing Line Loans	51

4.	LETTERS OF CREDIT		51

	4.1.	Letter of Credit Commitments	51
	4.2.	Reimbursement Obligation of the Borrowers	55
	4.3.	Letter of Credit Payments	56
	4.4.	Obligations Absolute	58
	4.5.	Role of Issuer	59
	4.6.	Letter of Credit Fees	59
	4.7.	[Reserved]	60
	4.8.	Conflict with Issuer Documents	60
	4.9.	Letters of Credit Issued for Subsidiaries	60
	4.10.	Replacement of L/C Issuer	60

5.	CERTAIN GENERAL PROVISIONS		61

	5.1.	Fees	61
	5.2.	Funds for Payments; Taxes	61
	5.3.	Computations	66
	5.4.	Inability to Determine Eurodollar Rate	67
	5.5.	Illegality	69

	5.6.	Additional Costs, Etc	69
	5.7.	Capital Adequacy	70
	5.8.	Certificate	70
	5.9.	Delay in Requests	70
	5.10.	Reserves on Eurodollar Rate Loans	70
	5.11.	Indemnity	71
	5.12.	Mitigation Obligations; Replacement of Lenders	71
	5.13.	Interest After Default	72
	5.14.	Survival	72
	5.15.	Status of Borrowers	72

6.	COLLATERAL SECURITY AND GUARANTIES		73

	6.1.	Security of Borrowers and Guarantors	73
	6.2.	Guaranties by Borrowers and Subsidiaries	73
	6.3.	Release of Collateral	73

7.	REPRESENTATIONS AND WARRANTIES		74

	7.1.	Corporate Authority	74
	7.2.	Governmental or Third Party Approvals	74
	7.3.	Title to Properties; Leases	75
	7.4.	Financial Statements	75
	7.5.	No Material Adverse Changes, Etc	75
	7.6.	Franchises, Patents, Copyrights, Etc	76
	7.7.	Litigation	76
	7.8.	No Materially Adverse Contracts, Etc	76
	7.9.	Compliance with Other Instruments, Laws, Etc	76
	7.10.	Tax Status	76
	7.11.	No Event of Default	76
	7.12.	Holding Company and Investment Company Acts	76
	7.13.	Absence of Financing Statements, Etc	77
	7.14.	Perfection of Security Interest	77
	7.15.	Certain Transactions	77
	7.16.	Employee Benefit Plans	77
	7.17.	Use of Proceeds	78
	7.18.	Environmental Compliance	78
	7.19.	Subsidiaries, Etc	78
	7.20.	Collection Accounts	78
	7.21.	Disclosure	79
	7.22.	Solvency	79
	7.23.	Insurance	79
	7.24.	Foreign Assets Control Regulations, Etc	79
	7.25.	Taxpayer Identification Number	79
	7.26.	Updates to Certain Schedules	79
	7.27.	OFAC	80
	7.28.	Anti-Corruption Laws	80

	7.29.	Use of Plan Assets	80
	7.30.	EEA Financial Institutions	80

8.	AFFIRMATIVE COVENANTS		80

	8.1.	Punctual Payment	80
	8.2.	Maintenance of Office	80
	8.3.	Records and Accounts	81
	8.4.	Financial Statements, Certificates and Information	81
	8.5.	Notices	83
	8.6.	Legal Existence; Maintenance of Properties	84
	8.7.	Insurance	84
	8.8.	Taxes	84
	8.9.	Inspection of Properties and Books, Etc	85
	8.10.	Compliance with Laws, Contracts, Licenses, and Permits	85
	8.11.	[Reserved]	86
	8.12.	Use of Proceeds	86
	8.13.	Bank Accounts	86
	8.14.	[Reserved]	86
	8.15.	New Domestic Subsidiary Guarantors; Collateral Security of Domestic Subsidiary Guarantors	86
	8.16.	Intellectual Property; Operations Support Systems	87
	8.17.	Foreign Subsidiary Guarantors	88
	8.18.	Collateral Security of Foreign Subsidiary Guarantors	88
	8.19.	Further Assurances	89
	8.20.	Anti-Corruption Laws	89

9.	CERTAIN NEGATIVE COVENANTS		89

	9.1.	Restrictions on Indebtedness	89
	9.2.	Restrictions on Liens	91
	9.3.	Restrictions on Investments	93
	9.4.	Restricted Payments	94
	9.5.	Merger, Acquisitions and Consolidation; Disposition of Assets	95
	9.6.	Holding Company	95
	9.7.	Compliance with Environmental Laws	95
	9.8.	[Reserved]	95
	9.9.	Business Activities	95
	9.10.	Fiscal Year	96
	9.11.	Transactions with Affiliates	96
	9.12.	Amendment to Intercreditor Agreement	96
	9.13.	[Reserved]	96
	9.14.	Sanctions	96
	9.15.	Anti-Corruption Laws	96

10.	FINANCIAL COVENANTS		97

	10.1.	Maximum Total Leverage Ratio	97
	10.2.	Minimum Fixed Charge Coverage Ratio	97

11.	CLOSING CONDITIONS		97

	11.1.	Loan Documents Etc	97
	11.2.	Certified Copies of Governing Documents	97
	11.3.	Corporate or Other Action	97
	11.4.	Incumbency Certificate	97
	11.5.	Validity of Liens	98
	11.6.	Perfection Certificates and UCC Search Results	98
	11.7.	Borrowing Base Report	98
	11.8.	Financial Condition	98
	11.9.	Opinion of Counsel	98
	11.10.	Payment of Fees	98
	11.11.	No Material Adverse Change	98
	11.12.	Commercial Financial Examination, Etc	98

12.	CONDITIONS TO ALL BORROWINGS		99

	12.1.	Representations True; No Event of Default	99
	12.2.	No Legal Impediment	99
	12.3.	Governmental Regulation	99
	12.4.	Proceedings and Documents	99
	12.5.	Borrowing Base Report	100
	12.6.	Borrowing Base Compliance	100

13.	EVENTS OF DEFAULT; ACCELERATION; ETC		100

	13.1.	Events of Default and Acceleration	100
	13.2.	Termination of Commitments	103
	13.3.	Remedies	103
	13.4.	Distribution of Collateral Proceeds	104

14.	THE ADMINISTRATIVE AGENT		105

	14.1.	Appointment and Authority	105
	14.2.	Rights as a Lender	105
	14.3.	Exculpatory Provisions	105
	14.4.	Reliance by Administrative Agent	106
	14.5.	Delegation of Duties	107
	14.6.	Resignation or Removal of Administrative Agent	107
	14.7.	Replacement of Lender	108
	14.8.	Non-Reliance on Administrative Agent and Other Lenders	109
	14.9.	No Other Duties, Etc	109
	14.10.	Administrative Agent May File Proofs of Claim	109

	14.11.	Collateral and Guaranty Matters	110
	14.12.	Intercreditor and Collateral Arrangements	111
	14.13.	ERISA Representations	111
	14.14.	Recovery of Erroneous Payments	113

15.	ASSIGNMENT AND PARTICIPATION		113

	15.1.	Conditions to Assignment	113

16.	PROVISIONS OF GENERAL APPLICATIONS		119

	16.1.	Setoff	119
	16.2.	Expenses	120
	16.3.	Indemnification; Payments Set Aside	120
	16.4.	Treatment of Certain Confidential Information	122
	16.5.	Survival of Covenants, Etc	123
	16.6.	Notices	124
	16.7.	No Waiver; Cumulative Remedies; Enforcement	126
	16.8.	Governing Law; Jurisdiction, Etc.	126
	16.9.	Headings	127
	16.10.	Counterparts; Electronic Signatures	127
	16.11.	Entire Agreement, Etc	128
	16.12.	Waiver of Jury Trial	129
	16.13.	Consents, Amendments, Waivers, Etc	129
	16.14.	Severability	130
	16.15.	USA PATRIOT Act; Beneficial Ownership Regulations	131
	16.16.	Interest Rate Limitation	131
	16.17.	No Advisory or Fiduciary Responsibility	131
	16.18.	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	132
	16.19.	Acknowledgment Regarding Any Supported QFCs	132

17.	GUARANTY		133

	17.1.	Guaranty	133
	17.2.	Rights of Lenders	134
	17.3.	Certain Waivers	134
	17.4.	Obligations Independent	134
	17.5.	Subrogation	135
	17.6.	Termination; Reinstatement	135
	17.7.	Subordination	135
	17.8.	Stay of Acceleration	135
	17.9.	Condition of Borrowers	135

18.	ACKNOWLEDGEMENT		136

19.	TRANSITIONAL ARRANGEMENTS		136

20.	AMOUNT SECURED - COMPLIANCE WITH BARBADOS LAW LODGMENT AND STAMPING REQUIREMENTS		137

Exhibits

Exhibit A	Form of Borrowing Base Report
Exhibit B	Form of Revolving Credit Note
Exhibit C	Form of Loan Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Assignment and Assumption
Exhibit F	Swing Line Loan Notice
Exhibit G	Forms of U.S. Tax Compliance Certificates

Schedules

Schedule 1	Lenders and Commitments
Schedule 1.1	Existing Letters of Credit
Schedule 5.15	Primary Borrower
Schedule 7.3	Title to Properties; Leases
Schedule 7.7	Litigation
Schedule 7.15	Certain Transactions
Schedule 7.19(a)	Subsidiaries
Schedule 7.19(b)	Joint Ventures
Schedule 7.20	Bank Accounts
Schedule 9.1	Existing Indebtedness
Schedule 9.2	Existing Liens
Schedule 9.3	Existing Investments
Schedule 15	Disqualified Institutions
Schedule 16.6.1	Certain Addresses for Notices

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Agreement”) is made as of March 15, 2013, by and among CAI INTERNATIONAL, INC. (“CAI”), a Delaware corporation and successor by merger to Container Applications International, Inc., a Nevada corporation, having its principal place of business at Steuart Tower, One Market Plaza, Suite 900, San Francisco, California 94105, CONTAINER APPLICATIONS LIMITED, a corporation organized under the laws of Barbados having its principal place of business at Suite 102, Bush Hill, Bay Street, St. Michael, Barbados, West Indies (“CAL” and, together with CAI, the “Borrowers”, and each, individually, a “Borrower”), the lending institutions from time to time listed on Schedule 1 hereto (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”), BofA SECURITIES, INC., WELLS FARGO BANK, NATIONAL ASSOCIATION, and MUFG UNION BANK, N.A., as syndication agents, BofA SECURITIES, INC., as lead arranger and book runner (collectively with the syndication agents, the “Arrangers”), and ABN AMRO CAPITAL USA LLC, BBVA USA, BANK OF MONTREAL, ROYAL BANK OF CANADA, and PNC BANK, NATIONAL ASSOCIATION, as documentation agents (collectively, the “Documentation Agents”).

RECITALS

WHEREAS, CAI, certain lenders and the Administrative Agent have entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 25, 2007 (as amended from time to time and in effect immediately prior to this Agreement, the “Existing Credit Agreement”);

WHEREAS, CAI has requested that the Administrative Agent and the Lenders amend and restate the terms and provisions of the Existing Credit Agreement as set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, the Lenders and the Administrative Agent party hereto have agreed to amend and restate the Existing Credit Agreement as hereinafter provided;

NOW THEREFORE, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

1.  DEFINITIONS AND RULES OF INTERPRETATION.

1.1.         Definitions.  The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Agreement referred to below:

Account Control Agreement.  An account control agreement, in form and substance satisfactory to the Administrative Agent, by and among (i) the relevant Borrower or Guarantor, (ii) the relevant financial institution maintaining a Collection Account on behalf of such Borrower or Guarantor, (iii) the Administrative Agent for the benefit of the Secured Parties and (iv) any other parties thereto (if any).

Accounts Receivable.  All accounts (as defined in the Uniform Commercial Code) and rights of any Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of any Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with GAAP.

Accumulated Depreciation.  With respect to Eligible Containers as of the date of determination an amount equal to the aggregate amount of depreciation expense recorded with respect to such Eligible Container since the date of original acquisition by the applicable Borrower, according to CAI’s depreciation policy as determined in accordance with GAAP.

Additional Lenders.  See §2.11.3.

Adjustment Date.  The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrowers pursuant to §8.4(c).

Administrative Agent’s Office.  The Administrative Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

Administrative Agent.  Bank of America, N.A., acting as administrative agent for the Lenders, and each other Person appointed as the successor Administrative Agent in accordance with §14.6.

Administrative Agent's Special Counsel.  Morgan, Lewis & Bockius LLP or such other counsel as may be approved by the Administrative Agent.

Administrative Questionnaire.  An Administrative Questionnaire in a form supplied by the Administrative Agent.

Affected Financial Institution.  (a) Any EEA Financial Institution or (b) any UK Financial Institution.

Affiliate.  With respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

Agent Parties.  See §16.6.3.

Agreement or Credit Agreement.  This Third Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

Applicable Margin.  The following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to §8.4(c):

Level	Total Leverage Ratio	Eurodollar Rate Loans / Letter of Credit Fees	Base Rate Loans	Commitment Fee
I	≥ 3.75x	2.00%	1.00%	0.35%
II	< 3.75x and ≥ 3.25x	1.75%	0.75%	0.30%
III	< 3.25x and ≥ 2.50x	1.50%	0.50%	0.25%
IV	< 2.50x	1.25%	0.25%	0.20%

Any increase or decrease in the Applicable Margin resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to §8.4(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.  The Applicable Margin in effect from the Sixth Amendment Effective Date through the date of delivery of the Compliance Certificate for the period ending March 31, 2019 (pursuant to §8.4(c)), with the financial statements to be delivered pursuant to §8.4(a), shall initially be set at Level II and in any event shall be no lower than Level II.

Notwithstanding the foregoing to the contrary, in the event either the Borrowers or the Administrative Agent determines, in good faith, that the calculation of the Total Leverage Ratio on which the Applicable Margin for any particular period was determined is inaccurate and, as a consequence thereof, the Applicable Margin was lower or higher than it should have been, (i) the Borrowers shall promptly deliver (but in any event within ten (10) Business Days after the Borrowers discover such inaccuracy or the Borrowers are notified by the Administrative Agent of such inaccuracy, as the case may be) to the Administrative Agent correct financial statements for such period (and if such financial statements are not accurately restated and delivered within thirty (30) days after the first discovery of such inaccuracy by the Borrowers or such notice, as the case may be, and the Applicable Margin was lower than it should have been, then Level I shall apply retroactively for such period until such time as the correct financial statements are delivered and, upon the delivery of such corrected financial statements, thereafter the corrected Level shall apply for such period), (ii) the Administrative Agent shall determine and notify the Borrowers of the amount of interest that would have been due in respect of outstanding Obligations, if any, during such period had the Applicable Margin been calculated based on the correct Total Leverage Ratio (or, to the extent applicable, the Level I Applicable Margin if such corrected financial statements were not delivered as provided herein) and (iii) the applicable Borrower shall promptly pay to the Administrative Agent the difference, if any, between that amount and the amount actually paid in respect of such period.  The foregoing notwithstanding shall in no way limit the rights of the Administrative Agent or the Lenders to exercise their rights to impose the rate of interest applicable during an Event of Default as provided herein.

Applicable Pension Legislation.  At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to CAI or any of its Subsidiaries.

Approved Fund. Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Arrangers.  BofA Securities, Inc., Wells Fargo Bank, National Association, and MUFG Union Bank, N.A., in their capacity as syndication agents, and BofA Securities, Inc., in its capacity as lead arranger and book runner.

Assignee Group. Two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

Assignment and Assumption. An assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by §15.1.1), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

Auto-Extension Letter of Credit.  See §4.1.6.

Bail-In Action. The exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation. (a) With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Balance Sheet Date.  December 31, 2020.

Bank of America.  Bank of America, N.A., in its individual capacity.

Barbados Security Documents.  All agreements, instruments, filings, records, notices and documents (including any collateral and perfection certificates) executed or delivered pursuant to or in connection with the Collateral of CAL.

Base Rate.  For any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loans.  Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

Beneficial Ownership Certification.  A certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

Beneficial Ownership Regulation. 31 C.F.R. § 1010.230.

Benefit Plan.  Any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

Borrower and Borrowers.  As defined in the preamble hereto.

Borrower Materials.  See §8.4.

Borrowing Base.  At the relevant time of reference thereto, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report delivered to the Lenders pursuant to §8.4(e) which is equal to the sum (without duplication) of:

(a)          82.50% of the Net Book Value of Eligible Containers of the Borrowers and, subject to §§8.15.2 and 8.18, the Guarantors; plus

(b)          85.00% of the Net Present Value of Direct Finance Lease Receivables of the Borrowers and, subject to §§8.15.2 and 8.18, the Guarantors (other than Direct Finance Lease Receivables arising from Eligible Containers which are included in clause (a) of this definition); minus

(c)          reserves established by the Administrative Agent from time to time in an amount not to exceed the aggregate tax, employment, wage and/or severance claims which under applicable Barbados law have priority over the security interest and other rights of the Administrative Agent in the Collateral of CAL.

At all times prior to satisfaction of §7 of the Sixth Amendment, the Borrowing Base shall be deemed to be equal to the lesser of (x) the amount calculated above and (y) $960,000,000.

Borrowing Base Report.  A Borrowing Base Report signed by the chief financial officer of each of the Borrowers and in substantially the form of Exhibit A hereto.

Business Day.  Any day on which banking institutions in Boston, Massachusetts and San Francisco, California, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

CAI.  As defined in the preamble hereto.

CAL General Partner.  CAI Bermuda I LLC, a Delaware limited liability company and wholly owned Subsidiary of CAI.

CAL Holding Company.  CAI Bermuda II LP, a Bermuda limited partnership and wholly owned Subsidiary of CAI.

Capital Assets.  Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

Capital Expenditures.  Amounts paid or Indebtedness incurred by CAI or any of its Subsidiaries in connection with (i) the purchase or lease by CAI or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP or (ii) the lease of any assets by CAI or any of its Subsidiaries as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

Capitalized Leases.  Leases under which CAI or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

Capital Stock.  Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Cash Collateralize.  To pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Exposure, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable).  Cash Collateral shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

Cash Management Agreement. Any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

Change in Law. The occurrence, after the Eighth Amendment Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority.  For the avoidance of doubt, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued but, in the case of any such requests, rules, guidelines or directives enacted, adopted, implemented or issued on or before the Eighth Amendment Effective Date, only to the extent such requests, rules, guidelines or directives or changes thereto become effective after the Eighth Amendment Effective Date.

Change of Control.  Means an event or series of events by which:

(a)         any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than MHC after the completion of the merger contemplated by the MHC Acquisition Agreement (as in effect on the Eighth Amendment Effective Date) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of CAI entitled to vote for members of the board of directors or equivalent governing body of CAI on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);

(b)          during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of CAI cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iv) who are elected to the board of directors of CAI by MHC after completion of the merger contemplated by the MHC Acquisition Agreement;

(c)         any Person or two or more Persons acting in concert shall have (i) acquired by contract or otherwise, or (ii) shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of CAI, or control over the equity securities of CAI entitled to vote for members of the board of directors or equivalent governing body of CAI on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities; provided, that in the case of clause (ii), no Change of Control shall be deemed to have occurred until the closing of the transaction described in such contract or arrangement, so long as (x) CAI seeks Required Lender consent to be obtained prior to closing, and such Required Lender consent is so obtained on or prior to closing, or (y) if such consent is not obtained, the Borrowers provide for repayment in full in cash of the Obligations and termination of the Commitments upon closing;

(d)         a “change of control” or any comparable term under any other document or instrument evidencing Indebtedness in excess of $50,000,000 shall have occurred, and, as a result of such “change of control” (i) a default occurs under such document or instrument, (ii) the holder of such Indebtedness is otherwise permitted to declare such Indebtedness to be due and payable prior to its stated maturity, or (iii) CAI is required to offer to purchase or repay such Indebtedness; or

(e)        any event or series of events by which CAI shall own, directly or indirectly, less than one hundred percent (100%) of the Capital Stock of CAL.

Closing Date.  The first date all the conditions precedent in §11 are satisfied or waived and any Revolving Credit Loans are to be made or any Letters of Credit are to be issued hereunder.

Code.  The Internal Revenue Code of 1986, as amended from time to time.

Collateral.  All of the property, rights and interests of the Borrowers and each of the Guarantors that are or are intended to be subject to the Liens created by the Security Documents; provided that the Capital Stock of any direct or indirect Subsidiary of CAI shall not constitute Collateral.  For the avoidance of doubt, Collateral shall include, without limitation, all Eligible Containers, Direct Finance Lease Receivables and all products and proceeds of the foregoing.

Collection Account.  Any bank account (including any deposit account or securities account) which is (i) established with the Administrative Agent as the depositary bank or (ii) subject to an Account Control Agreement (or such other agreement(s) required under applicable law required) in favor of the Administrative Agent for the benefit of the Secured Parties  and, in each case, which the Administrative Agent has a first priority perfected security interest in and Lien upon such bank accounts and the Collateral held therein.

Commitment.  With respect to each Revolving Credit Lender, the amount set forth on Schedule 1 hereto as the amount of such Lender's commitment to make Revolving Credit Loans to, to participate in the issuance, extension and renewal of Letters of Credit for the account of, and to purchase participations in Swing Line Loans made to, the Borrowers, as the same may be increased pursuant to §2.11 or reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

Commitment Fee.  See §2.2.

Commitment Percentage.  With respect to each Revolving Credit Lender, the percentage set forth on Schedule 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Revolving Credit Lenders.

Commodity Exchange Act.  The Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statutes.

Communication.  See §16.10.2.

Compliance Certificate.  See §8.4(c).

Connection Income Taxes.  Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated or consolidated.  With reference to any term defined herein, shall mean that term as applied to the accounts of CAI and its Subsidiaries, consolidated in accordance with GAAP.

Consolidated EBITDA.  With respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income (or Deficit) of CAI and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Person's Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) other noncash charges for such period, plus (c) principal payments received by CAI or any of its Subsidiaries during such period with respect to Direct Finance Leases, all as determined in accordance with GAAP.

Consolidated EBITDAR.  With respect to any fiscal period of CAI and its Subsidiaries, an amount equal to the sum of (a) Consolidated EBITDA for such fiscal period plus (b) consolidated rental expense on Rental Obligations for such fiscal period as determined in accordance with GAAP.

Consolidated Funded Debt.  At any time of determination, with respect to CAI and its Subsidiaries, an amount equal to the excess of (1) the sum, without duplication, of (a) the aggregate amount of Indebtedness of CAI and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables (including trade payables to manufacturers) incurred in the ordinary course of business), (iii) Capitalized Leases, (iv) Rental Obligations, and (v) the maximum drawing amount of all letters of credit outstanding plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by CAI or any of its Subsidiaries, in all cases determined in accordance with GAAP over (2) the amount of cash and short term investments held by or on behalf of CAI or any of its Subsidiaries as restricted cash pursuant to the terms of a debt instrument.

Consolidated Net Income (or Deficit).  The consolidated net income (or deficit) of CAI and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all non-recurring non-cash gains or losses and any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business, and plus or minus, as applicable, to the extent requested by the Borrowers and approved by the Administrative Agent in its discretion, noncash gains or losses to the extent resulting from changes in U.S. tax law (including the Code) or regulations thereunder applicable to a taxable year beginning on or after January 1, 2020, with such adjustments being applicable only to the initial twelve months following such change in law.

Consolidated Operating Cash Flow.  With respect to any fiscal period of CAI and its Subsidiaries, an amount equal to (i) Consolidated EBITDAR for such fiscal period minus (ii) cash income taxes paid or payable in such fiscal period, all as determined in accordance with GAAP.

Consolidated Tangible Net Worth.  As of any date of determination, at all times in accordance with GAAP, for CAI and its Subsidiaries on a consolidated basis, Shareholders’ Equity of CAI and its Subsidiaries on such date minus the Intangible Assets of CAI and its Subsidiaries on such date; provided that the calculation of Consolidated Tangible Net Worth shall exclude any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business.

Consolidated Total Debt Service. With respect to CAI and its Subsidiaries and for any Reference Period, the sum, without duplication, of (a) any and all scheduled payments of principal, during such period in respect of Indebtedness that become due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which CAI or any of its Subsidiaries is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Synthetic Leases or any Capitalized Leases, (iv) in respect of any reimbursement obligations in respect of letters of credit due and payable during such period, and (v) Indebtedness of the type referred to above of another Person guaranteed by CAI or any of its Subsidiaries, plus (b) Consolidated Total Interest Expense paid or payable in cash during such Reference Period, plus (c) consolidated rental expense on Rental Obligations for such period all as determined in accordance with GAAP, plus (d) Permitted Excess Preferred Dividends paid in such Reference Period; provided, however that there shall be excluded from the amount described in clause (a) any payment to refinance Indebtedness during such Reference Period through the issuance or incurrence of additional Indebtedness permitted pursuant to §9.1 hereof, including refinancing through borrowing under existing credit facilities.

Consolidated Total Interest Expense.  For any period, the aggregate amount of interest required to be paid or accrued by CAI or any of its Subsidiaries during such period on all Indebtedness of CAI or such Subsidiary outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, all as determined in accordance with GAAP.

Containers.  The standard dry-van containers, refrigerated containers, generator sets for use with refrigerated containers, special use containers, tank containers, open top containers, pallet-wide containers, and other types of containers (whether or not used for intermodal transportation, including without limitation, containers used for storage, housing and in the energy industry), flat rack, swap body, rolltrailer, and any other type of intermodal equipment used in transportation, either owned or leased by the Borrowers and/or the Guarantors and employed by the Borrowers and/or the Guarantors in the conduct of its business.

Control. The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

Conversion Request.  A notice given by any Borrower to the Administrative Agent of the applicable Borrower's election to convert or continue a Revolving Credit Loan in accordance with §2.7.

Debtor Relief Laws.  The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default.  See §13.1.

Delinquent Lender.  Subject to §2.12.2, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing on or in advance of the applicable Funding Date that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Delinquent Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Delinquent Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Delinquent Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Delinquent Lender (subject to §2.12.2) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

Designated Jurisdiction.  Any country or territory to the extent that such country or territory itself is the subject of any Sanction.

Direct Finance Lease Receivables.  All accounts and rights of any Borrower or any Guarantor to payment in respect of Direct Finance Leases that are not in default and all sums of money or other proceeds due to such Borrower or such Guarantor pursuant to such Direct Finance Leases, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on such Borrower's or such Guarantor’s books of account in accordance with GAAP; provided that (i) the Administrative Agent shall hold a valid and perfected first priority security interest under applicable law in all Direct Finance Lease Receivables (including all products and proceeds thereof) included in the Borrowing Base and (ii) if any account debtor in respect of Direct Finance Lease Receivables is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect thereof, the applicable Borrower or Guarantor shall inform the Administrative Agent and take such other actions as may be required by the Administrative Agent to ensure its valid and perfected first priority security interest in such Direct Finance Lease Receivables prior to including the same in the Borrowing Base.

Direct Finance Lease Rate.  With respect to any Direct Finance Lease, the interest rate applicable to such Direct Finance Lease.

Direct Finance Leases.  Leases pursuant to which any Borrower or any Guarantor leases Containers to a lessee and (a) the terms of such lease provide that title to such Containers will pass to such lessee at the end of the lease term automatically or at the option of the lessee for no additional consideration or for consideration so nominal that the lessee would be economically compelled to exercise such option or (b) the proceeds of such lease are booked on the applicable Borrower’s or such Guarantor’s financial statements (in accordance with GAAP) as “Income from Direct Finance Leases.”

Disqualified Institution.  On any date, (a) any Person set forth on Schedule 15 and (b) any other Person that is a competitor of the Borrower or any of its Subsidiaries in the intermodal container leasing industry, railcar leasing industry or logistics industry which Person has been designated by CAI as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (by posting such notice to the Platform) not less than two (2) Business Days prior to such date; provided that “Disqualified Institutions” shall exclude any Person that CAI has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and the Lenders from time to time.

Distribution.  (a) The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of any Borrower or any of its Subsidiaries, other than dividends payable solely in shares of common stock of such Person; (b) the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of any Borrower or any of its Subsidiaries, directly or indirectly through a Subsidiary of such Person or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); (c) the return of capital by any Borrower or any of its Subsidiaries to its shareholders as such; or (d) any other distribution on or in respect of any shares of any class of Capital Stock of any Borrower or any of its Subsidiaries.

Documentation Agent.  See Introductory Paragraph.

Dollars or $.  Dollars in lawful currency of the United States of America.

Domestic Lending Office.  Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

Domestic Subsidiary.  Any Subsidiary that is organized under the laws of any political subdivision of the United States.

Drawdown Date.  The date on which any Revolving Credit Loan or Swing Line Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with §2.7.

EEA Financial Institution.  (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country.  Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority.  Any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Eighth Amendment.  That certain Amendment No. 8 to Third Amended and Restated Credit Agreement, dated as of the Eighth Amendment Effective Date, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent, and the other parties party thereto.

Eighth Amendment Effective Date.  August 31, 2021, the date on which the Eighth Amendment became effective.

Electronic Copy.  See §16.10.2.

Electronic Record.  See §16.10.2.

Electronic Signature.  See §16.10.2.

Eligible Assignee.  (a) A Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, CAI (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Borrower or any of Borrower’s Affiliates or Subsidiaries or any Disqualified Institution to which CAI has not given its consent, or any party that (as of the date of any assignment) would be entitled to any incremental indemnity or other payments from Borrower on account of withholding, additional costs or any other matters described in Article 5 in an amount in excess of the amounts that the assignor Lender would be entitled to as of such date.

Eligible Containers.  Containers owned by any Borrower or any Guarantor which (a) are subject to a first priority fully perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties (i) in all jurisdictions within the United States of America where filing financing statements in accordance with the Uniform Commercial Code is necessary to perfect the Administrative Agent’s security interest in such Containers and (ii) with respect to CAL, the taking of all steps necessary or reasonably requested by Administrative Agent in order to provide the Administrative Agent with a first priority perfected security interest in such Containers under applicable law in the United States of America and Barbados, and with respect to any Guarantor, the taking of all steps necessary or reasonably requested by Administrative Agent in order to provide the Administrative Agent with a first priority perfected security interest in such Containers under applicable law, (b) are subject to no other Liens except Permitted Liens that are permitted pursuant to §§9.2.1(v) and (x), (c) are in a serviceable condition in the normal course of business, (d) have not suffered an Event of Loss and (e) are not the subject of a finance or trade credit arrangement between any Borrower as obligor and a third party obligee but are owned by the applicable Borrower or such Guarantor outright.

Environmental Laws.  Any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waters or public systems.

Environmental Liability.  Any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, unless such release or threatened release has been permitted under applicable Environmental Law or by the applicable governmental agencies or other authorities or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing, in each case, arising out of a Borrower’s, or any other Loan Party’s, or any of their respective Subsidiaries’ activities or business operations.

ERISA.  The Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder.

ERISA Affiliate.  Any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event.  (a) A Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon  the Borrower or any ERISA Affiliate.

EU Bail-In Legislation Schedule.  The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Eurodollar Business Day.  Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

Eurodollar Lending Office.  Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

Eurodollar Rate.

(a)         for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(b)         for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and

(c)          if the Eurodollar rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

Eurodollar Rate Loans.  Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

Event of Default.  See §13.1.

Event of Loss.  With respect to any Container, the occurrence of any of the following events:

(a)          total loss or destruction thereof;

(b)          theft or disappearance thereof without recovery within sixty (60) days after such theft or disappearance becomes known to any Borrower or any Guarantor;

(c)          damage rendering such Container unfit for normal use and, in the judgment of any Borrower or any Guarantor, beyond repair at reasonable cost; and

(d)          any condemnation, seizure, forced sale or other taking of title to or use of any such Container.

Excluded Hedging Obligation.  With respect to any Guarantor, any obligations or liabilities under any Interest Rate Protection Agreement or any Swap Contract if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such obligations or liabilities under any Interest Rate Protection Agreement or any Swap Contract (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such obligations or liabilities under any Interest Rate Protection Agreement or any Swap Contract.  If an obligation or liability under any Interest Rate Protection Agreement or any Swap Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such obligations or liabilities that is attributable to swaps for which such guarantee or security interest becomes illegal.

Excluded Intercompany Obligations.  Payments owing by CAL to CAI arising in the ordinary course of business that represent either (a) payments of Net Operating Income (as defined in the Intercreditor Agreement) that are distributable to third party owners of containers and the associated lease, or (b) reimbursement for Operating Expenses (as defined in the Intercreditor Agreement) previously incurred.

Excluded Subsidiary.  Any Subsidiary of CAI that (a) is not a Loan Party and is not required to become a Loan Party under §8.15 or §8.18, (b) does not participate in any cash management or other arrangements under which any of its revenues, collections or payables are commingled with any assets of any Loan Party or Securitization Entity or under which any Loan Party provides cash management or other services supporting the collection of its revenues or payment of its expenses unless such services are provided on an arms-length basis and such Loan Party is reimbursed for the market cost of such services, (c) has no Indebtedness or other obligations that are guaranteed or secured by any assets of any Loan Party and (d) has provided to the Administrative Agent evidence of the foregoing satisfactory to the Administrative Agent.

Excluded Taxes.  Any of the following Taxes imposed on or with respect to any Recipient  or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by CAI under §14.7) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to §5.2.2(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with §5.2.2(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

Existing Credit Agreement.  As defined in the Recitals hereto.

Existing Letters of Credit.  Those letters of credit issued for the account of CAI under the Existing Credit Agreement and set forth on Schedule 1.1 hereto.

FASB ASC.  The Accounting Standards Codification of the Financial Accounting Standards Board.

FATCA.  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Rate.  For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

Fee Letter.  (a) The fee letter, dated as of May 4, 2018, among the Borrowers the Administrative Agent and the Arrangers, (b) the fee letter, dated as of June 26, 2018, among the Borrowers, the Administrative Agent and the L/C Issuer, and (c) the fee letter, dated as of August 31, 2021, among the Borrowers, the Administrative Agent and the lead arranger, as each may be amended, restated, supplemented or otherwise modified and in effect from time to time, and such other fee letters as may be entered into by such parties from time to time.

Foreign Lender.  (a) If the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Foreign Subsidiary.  Any Subsidiary other than a Domestic Subsidiary.

FRB.  The Board of Governors of the Federal Reserve System of the United States.

Fronting Exposure.  At any time there is a Delinquent Lender, (a) with respect to the L/C Issuer, such Delinquent Lender’s Commitment Percentage of the outstanding L/C Exposure other than L/C Exposure as to which such Delinquent Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Delinquent Lender’s Commitment Percentage of Swing Line Loans other than Swing Line Loans as to which such Delinquent Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

Fund.  Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

GAAP or generally accepted accounting principles.  (a) With respect to the financial calculations in §10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of any Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of any Borrower adopting the same principles, provided that in each case referred to in this definition of “GAAP” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

Governing Documents.  With respect to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

Governmental Authority.  The government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Guaranteed Obligations.  See §17.1.

Guarantors.  Collectively, each of (a) CAI and CAL with respect to their Guaranty under §17, (b) each direct or indirect Domestic Subsidiary of CAI which becomes a Guarantor pursuant to §8.15 hereof, (c) Container Applications International (U.K.) Limited, Container Applications International, Ltd., Container Applications (Malaysia) SDN BDH and Sky Container Trading Limited, and (d) each Foreign Subsidiary of CAL which becomes a Guarantor pursuant to §8.17 hereof.  Each Guarantor shall be a party to a Guaranty.

Guaranty.  Collectively, (i) the Fourth Amended and Restated Guaranty, dated as of June 26, 2018, made by the Guarantors party thereto from time to time in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to which such Guarantors guarantee to the Administrative Agent the payment and performance of all of the Obligations, together with each other joinder and accession or guaranty delivered pursuant to §8.15 or any other Loan Document (collectively, the “Domestic Guaranties”), (ii) the Foreign Subsidiary Guaranty, dated as of February 26, 2008, made by the various Foreign Subsidiaries signatory thereto, as guarantors, in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to which such Guarantors guaranty to the Administrative Agent the payment and performance of all Obligations, (iii) the guaranty made by (x) CAI and CAL under §17 and (y) any other guaranty from time to time delivered in connection with this Agreement or any other Loan Document, pursuant to which CAI, CAL or such other guarantor guarantees to the Secured Parties (or the Administrative Agent for the benefit of the Secured Parties) the payment and performance of the Obligations (collectively, the “Other Guaranties”), and (iv) any other guaranty from time to time delivered in connection with this Agreement or any other Loan Document, in each case, as the same may be amended, restated, reaffirmed or otherwise supplemented from time to time.

Hazardous Materials.  Explosive or radioactive substances or materials and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or materials, in each case regulated pursuant to any Environmental Law.

Honor Date.  See §4.2(a).

Increase Effective Date.  See §2.11.4.

Indemnified Taxes.  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

Indemnitee.  See §16.3.

Indebtedness.  As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(a)          every obligation of such Person for money borrowed,

(b)        every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

(c)         every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

(d)       every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

(e)          every obligation of such Person under any Capitalized Lease,

(f)          every obligation of such Person under any Synthetic Lease,

(g)       all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money (excluding any equity instruments, including common or preferred shares or other forms of Capital Stock) or (iii) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

(h)        every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

(i)         every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a “derivative contract”),

(j)         every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

(k)        every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation, and

(l)          all Rental Obligations of such Person;

provided, however, that, for the avoidance of doubt, any trade payables owing to manufacturers incurred in the ordinary course of business that are not delinquent shall not be deemed Indebtedness for the purposes of this definition.

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (i) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (ii) any Capitalized Lease shall be the principal component of the aggregate of the rental obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (iii) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than any Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (iv) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (v) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (vi) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price, and (vii) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

Intangible Assets.  Assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

Intercreditor Agreement.  The Intercreditor Collateral Agreement, dated as of December 20, 2010, by and among the Borrowers, the Guarantors, certain “Lenders”, “Owners”, the “Revolver Agent”, the “Collateral Agent” (as each such term is defined therein) and certain other Persons that are party thereto from time to time (as amended and restated on November 15, 2011 and as may be further amended, amended and restated, modified or supplemented from time to time).

Interest Payment Date.  (a) As to any Base Rate Loan (including any Swing Line Loan), the last Business Day of the calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last Business Day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last Business Day of such Interest Period.

Interest Period.  With respect to any Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by a Borrower in a Loan Request or as otherwise required by the terms of this Agreement (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 3 or 6 months (subject to availability from all Lenders); and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the applicable Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A)       if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

(B)        if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

(C)       if any Borrower shall fail to give notice as provided in §2.7, the applicable Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

(D)        any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

(E)         any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

Interest Rate Protection Agreement.  Any agreement entered into between any Borrower and the Administrative Agent, any of its Affiliates or any of the Lenders or their Affiliates providing for an interest rate swap, cap, collar, or other hedging mechanism with respect to interest payable on Indebtedness.

Investments.  All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person.  In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall not be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

IP Rights.  Collectively, all trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights.

IRS.  The United States Internal Revenue Service.

ISP.  With respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

Issuer Documents. With respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrowers or in favor the L/C Issuer and relating to such Letter of Credit.

Laws.  Collectively, (a) all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and (b) all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case, having the force of law.

L/C Advance. With respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Commitment Percentage.

L/C Borrowing. An extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Loan.

L/C Exposure.  As at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Reimbursement Obligations, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with §1.2.  The L/C Exposure of any Revolving Credit Lender at any time shall be its Commitment Percentage of the total L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

L/C Issuer.  (i) Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder and (ii) with respect to Existing Letters of Credit, Bank of America in its capacity as issuer of the Existing Letters of Credit.

Lender Affiliate.  With respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, limited liability company, trust or legal entity) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender.

Lending Office.  As to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

Lenders.  Bank of America and the other lending institutions listed on Schedule 1 hereto as Revolving Credit Lenders and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to §15, and, as the context requires, includes the Swing Line Lender and the L/C Issuer.

Letter of Credit.  See §4.1.1.

Letter of Credit Application.  See §4.1.1.

Letter of Credit Expiration Date.  The day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

Letter of Credit Fee.  See §4.6.

Letter of Credit Participation.  See §4.1.4.

Letter of Credit Sublimit.  An amount equal to $30,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Total Commitment.

LIBOR.  See the definition of Eurodollar Rate.

LIBOR Screen Rate.  The LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

LIBOR Successor Rate.  See §5.4.2.

LIBOR Successor Rate Conforming Changes.  With respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrowers).

Lien.  Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), charge or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing, the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

Loan Documents.  This Credit Agreement, the Revolving Credit Notes, the Letter of Credit Applications, the Letters of Credit, each Issuer Document, the Guaranty, the Fee Letter, the Security Documents and all other documents, instruments, agreements and certificates now or hereafter in connection with any of the foregoing or the transaction contemplated hereby.

Loan Parties.  The Borrowers and the Guarantors.

Loan Request.  See §2.6.

London Banking Day.  Any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

Material Adverse Effect.  With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

(a)          a material adverse effect on the business, properties, prospects, condition (financial or otherwise), assets, operations or income of the Borrowers, individually or CAI and its Subsidiaries, taken as a whole;

(b)          an adverse effect on the ability of any Borrower or any of its Subsidiaries, individually and/or taken as a whole, to perform any of their respective Obligations under any of the Loan Documents to which it is a party; or

(c)          any impairment of the validity, binding effect or enforceability of this Agreement or any of the other Loan Documents, any impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document or any impairment of the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Documents.

Material Subsidiary.  A Subsidiary of CAI which (x) owns assets in excess of 2.50% of the book value of the total assets of CAI and its Subsidiaries or (y) has revenues in excess of 2.50% of the total revenues of CAI and its Subsidiaries.

Maturity Date.  June 26, 2023.

Maximum Drawing Amount.  The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced or increased from time to time pursuant to the terms of the Letters of Credit.

Maximum Rate.  See §16.16.

MHC.  Mitsubishi HC Capital Inc., a Japanese corporation.

MHC Acquisition.  The transactions described in the MHC Acquisition Agreement (as in effect on the Eighth Amendment Effective Date), including, without limitation, the acquisition by MHC of all Capital Stock of CAI, the merger of MHC Merger Sub into CAI, and the MHC Acquisition Migration.

MHC Acquisition Agreement.  That certain Agreement and Plan of Merger, dated as of June 17, 2021, among MHC, MHC Merger Sub, and CAI.

MHC Acquisition Migration.  The “Migration” referred to and as defined in the MHC Acquisition Agreement (as in effect on the Eighth Amendment Effective Date), which includes, without limitation the discontinuance by CAL of its existence as a Barbados corporation, the domestication by CAL into a Delaware limited liability company, and, if the MHC Acquisition does not close, the reverse migration by CAL into a Barbados company. Annex B to the Eighth Amendment includes excerpts from the MHC Acquisition Agreement pertaining to discrete elements of the MHC Acquisition Migration.

MHC Merger Sub.  Cattleya Acquisition Corp., a Delaware corporation and wholly owned Subsidiary of MHC.

Minimum Collateral Amount.  At any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Delinquent Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of §§2.13.1(a), (b) or (c), an amount equal to 105% of the L/C Exposure.

Moody’s.  Moody’s Investors Services, Inc.

Multiemployer Plan.  Any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Multiple Employer Plan.  A Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

Net Book Value.  With respect to an Eligible Container as of the date of determination, an amount equal to the Original Cost of such Eligible Container less the Accumulated Depreciation of such Eligible Container as of the last day of the month immediately preceding such date of determination.

Net Present Value.  At the relevant time of reference thereto, and as the context may require, the discounted present value of Direct Finance Lease Receivables, discounted at the Direct Finance Lease Rate per annum of the remaining term of the applicable Direct Finance Lease.

Non-Delinquent Lender.  At any time, each Lender that is not a Delinquent Lender at such time.

Non-Extension Notice Date.  See §4.1.6.

Notice of Loan Prepayment. A notice of prepayment with respect to a Revolving Credit Loan or a Swing Line Loan, which shall be in a form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

Obligations.  All indebtedness, obligations and liabilities of any of the Borrowers and its Subsidiaries to any of the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or any Interest Rate Protection Agreement, any Swap Contract or any Cash Management Agreement entered into with any Lender or the Administrative Agent (or Affiliates thereof) or any of the Revolving Credit Loans or Swing Line Loans made or Reimbursement Obligations incurred or any of the Revolving Credit Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any of the foregoing.  Notwithstanding any provision hereof or in any other Loan Document to the contrary, the “Obligations” shall not include any Excluded Hedging Obligations.

OFAC.  The Office of Foreign Assets Control of the United States Department of the Treasury.

Original Cost.  With respect to any Container, the purchase price therefor expressed in Dollars, as determined in accordance with GAAP, consistently applied.

Other Connection Taxes.  With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Taxes.  All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to §5.2.2).

outstanding or Outstanding.  With respect to the Revolving Credit Loans or Swing Line Loans, the aggregate unpaid principal thereof as of any date of determination.

Participant. See §15.1.4.

PBGC.  The Pension Benefit Guaranty Corporation.

PCAOB.  The Public Company Accounting Oversight Board.

Pension Act.  The Pension Protection Act of 2006.

Pension Funding Rules.  The rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan.  Any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

Perfection Certificate.  The Perfection Certificate as defined in the Security Agreement.

Permitted Acquisitions.  Any acquisition by CAI or a Guarantor, whether by purchase, merger or otherwise, of all or substantially all of the assets of, the Capital Stock of, or a business line or unit or a division of, any Person; provided that:

(i)          immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)        all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable approvals of Governmental Authorities;

(iii)        such acquisition shall be consensual and shall have been approved by the board of directors of such Person;

(iv)       in the case of the acquisition of Capital Stock, the issuer of such Capital Stock shall become a Subsidiary of CAI immediately after consummation of the applicable transaction, and CAI shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary (or as of such later date as the Administrative Agent shall consent), the actions required to be taken, if any, under §8.15 or CAI shall include a certification in the certificate referenced in clause (vii) below that such new Subsidiary does not need to become a Guarantor in order to maintain compliance with §8.15;

(v)        on a pro forma basis after giving effect to such acquisition, the Borrowers are in compliance with the financial covenants contained in §10 for the period immediately prior to the making of such acquisition and during the twelve (12) month period immediately following the making of such acquisition;

(vi)       any Person or assets or division as acquired in accordance herewith shall be in the same business or lines of business in which CAI and its Subsidiaries are permitted to engage in pursuant to §9.9 and activities related thereto;

(vii)      CAI shall have delivered to Administrative Agent a certificate, in form and substance reasonably satisfactory to it, from the Responsible Officer of CAI certifying that the conditions set forth in clauses (i) through (vi) above are satisfied (which certificate shall attach supporting projections, information and calculations with respect to the requirements set forth in clause (v) above (all based on fair and reasonable projections of the financial performance of CAI and its Subsidiaries)); and

(viii)      immediately prior to, and after giving pro forma effect thereto, the Total Leverage Ratio is equal to or less than 3.50:1.00.

Permitted Excess Preferred Dividends.  For any Reference Period, the portion of regular preferred dividends paid in such Reference Period calculated as follows: (a) if the Total Leverage Ratio is 3.50:1.00 or higher (or, at any time that the Total Leverage Ratio has been increased to 4:00:1.00 pursuant to §10.1, if the Total Leverage Ratio is 3.75:1.00 or higher), all preferred dividends paid in such Reference Period; (b) if the Total Leverage Ratio is below 3.50:1.00 (or, at any time that the Total Leverage Ratio has been increased to 4:00:1.00 pursuant to §10.1, if the Total Leverage Ratio is below 3.75:1.00), but equal to or higher than 3.00:1.00, the portion of preferred dividends paid in such Reference Period that exceeds the sum of: 100% of Consolidated Net Income for the immediately preceding Reference Period, plus net cash proceeds from the issuance by CAI of common or preferred equity securities during such Reference Period, or (c) if the Total Leverage Ratio is less than 3.00:1.00, none of the preferred dividends paid in such Reference Period.

Permitted Liens.  Liens permitted by §9.2.

Permitted Securitization.  Any secured lending facility entered into by a Securitization Entity solely for the purpose of purchasing,  financing or refinancing of assets of CAI and any of its Subsidiaries, provided that (i) any Indebtedness incurred in connection with such facility is non-recourse to CAI or any of its respective Subsidiaries (other than such Securitization Entity) and their respective assets, (ii) such Securitization Entity engages in no business and incurs no Indebtedness or other liabilities or obligations other than those related to or incidental to such facility, (iii) other than the initial Investment in such Securitization Entity, none of CAI or any of its respective Subsidiaries is required to make additional Investments in such Securitization Entity, (iv) none of CAI or any of its respective Subsidiaries has any material contract, agreement, arrangement or understanding with such Securitization Entity other than on terms comparable or more favorable (in the aggregate) to CAI and its  respective Subsidiaries than those that might be obtained at the time such contract, agreement, arrangement or understanding is entered into from Persons that are not Affiliates of the Borrowers, and (v) none of CAI or any of its respective Subsidiaries has any obligation to maintain such Securitization Entity’s financial condition or cause such Securitization Entity to achieve certain levels of operating results other than any obligation of CAI or any of its respective Subsidiaries has as an equipment manager of Containers with respect to such Securitization Entity.

Person.  Any individual, corporation, limited liability company, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

Plan.  Any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

Platform.  See §8.4.

PTE.  A prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

Public Lender.  See §8.4.

Reaffirmation Agreement.   The Reaffirmation of Guaranty, Foreign Subsidiary Guaranty and Security Agreement, dated as of the Closing Date, among the Borrowers, the Guarantors and the Administrative Agent, in form and substance satisfactory to the Lenders and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

Real Estate.  All real property at any time owned or leased (as lessee or sublessee) by CAI or any of its Subsidiaries.

Recipient.  The Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

Reference Period.  As of any date of determination, the period of four (4) consecutive fiscal quarters of the Borrowers and their Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

Register.  See §15.1.3.

Reimbursement Obligation.  Each Borrower’s obligation to reimburse the Administrative Agent and the relevant Lenders on account of any drawing under any Letter of Credit as provided in §4.2.

Related Parties. With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Relevant Governmental Body.  The FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

Removal Effective Date.  See §14.6(b).

Rental Obligations.  All present or future obligations of CAI or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to CAI or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, (b) obligations under rental agreements relating to equipment other than Containers having an aggregate value of less than $5,000,000 for all such agreements, (c) obligations in respect of any Capitalized Leases, (d) any obligations incurred in a lease transaction where the obligation of CAI or its Subsidiary to pay rent thereunder is limited to a pass-through of net rental amounts received by CAI or its Subsidiaries from a sublessee of container equipment under such transaction (“net sublease rentals”), so that if there are no net sublease rental amounts received by CAI or its Subsidiaries from a sublessee then CAI or its Subsidiaries would have no obligation to make any rental payment under or in connection with such transaction, shall not constitute a Rental Obligation hereunder; and (e) obligations under the lease of commercial office properties in the conduct of the Company’s business shall not be deemed a Rental Obligation hereunder.  For purposes of this Agreement, the aggregate amount of Rental Obligations of CAI and its Subsidiaries shall, as at any date of determination, be an amount equal to the net present value, calculated at a discount rate equal to the rate implicit in the relevant lease per annum, of the future Rental Obligations of such Person.

Reportable Event.   Any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Lenders.  As of any date, the Lenders holding Revolving Credit Exposures and unused Commitments representing more than fifty percent (50%) of the sum of the total Revolving Credit Exposures and unused Commitments, in each case, at such time; provided that the Commitment of, the portion of the Revolving Exposures held or deemed held by, any Delinquent Lender shall be excluded for purposes of making a determination of Required Lenders.

Rescindable Amount.  See §5.2.1(b).

Resignation Effective Date.  See §14.6(a).

Resolution Authority.  An EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Responsible Officer. The chief executive officer, president or chief financial officer of any Borrower and, solely for purposes of notices given pursuant to Article 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designed in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of any Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the applicable Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the applicable Borrower.

Restricted Payment.  In relation to CAI and its Subsidiaries, any Distribution to (i) CAI’s or any Subsidiary’s shareholders (or other equity holders), in each case, other than to a Borrower, or (ii) any Affiliate of a Borrower or any Subsidiary or any Affiliate of such Borrower’s or such Subsidiary’s shareholders (or other equity holders), in each case, other than to a Borrower.

Revolving Credit Exposure.  With respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans and its L/C Exposure and Swing Line Exposure at such time.

Revolving Credit Lender.  Each Lender with a Commitment or, following termination of the Commitments, which has Revolving Credit Loans outstanding or participations in an outstanding Letter of Credit or Swing Line Loan and any other Person who becomes an assignee of rights and obligations of a Revolving Credit Lender.

Revolving Credit Loans.  Revolving credit loans made or to be made by the Revolving Credit Lenders to the Borrowers pursuant to §2.

Revolving Credit Note Record.  The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Revolving Credit Loan referred to in such Revolving Credit Note.

Revolving Credit Notes.  See §2.4.

Sanction(s). Any international economic sanction administered or enforced by the United States government, including without limitation, OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Netherlands, Germany, or other relevant sanctions authority that is administered or enforced by the United States government or Her Majesty’s Government.

SEC.  The Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

Secured Parties.  Collectively, the Administrative Agent, the Lenders, the Swing Line Lender, any other holder from time to time of Obligations, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to §14, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

Securities Laws. The Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

Securitization Entity.  A special purpose bankruptcy-remote corporation, partnership, trust, limited liability company or other business entity that is formed by, and will remain a subsidiary of CAI (and will be at all times a direct subsidiary of a Borrower or Guarantor owned at least 75% by such Borrower or Guarantor (or such lower percentage as may be requested by the Borrowers and agreed to by the Required Lenders)), for the sole and exclusive purpose of purchasing or financing assets of CAI or any of its Subsidiaries.

Security Agreement.  The Second Amended and Restated Security Agreement, dated September 25, 2007, between the Borrowers, Sky Container Trading, Inc., the other Domestic Subsidiaries party thereto and the Administrative Agent, and in form and substance satisfactory to the Lenders and the Administrative Agent, as the same may be amended, restated, supplemented, reaffirmed or otherwise modified and in effect from time to time.

Security Documents.  The Security Agreement, the Reaffirmation Agreement, the Use and Access Agreement, the Barbados Security Documents, all Account Control Agreements and all other agreements, instruments, filings, records, registrations and documents, including without limitation, Uniform Commercial Code financing statements (or the equivalent thereof in any applicable foreign jurisdiction) and the Perfection Certificates, (a) required to be executed or delivered pursuant to any Loan Document or §§8.13, 8.15 or 8.17 or (b) that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

Shareholders’ Equity.  As of any date of determination, consolidated shareholders’ equity of CAI and its Subsidiaries as of that date determined in accordance with GAAP.

Sixth Amendment.  That certain Amendment No. 6 to Third Amended and Restated Credit Agreement, dated as of the Sixth Amendment Effective Date, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent, and the other parties party thereto.

Sixth Amendment Effective Date.  June 26, 2018, the date on which the Sixth Amendment became effective.

S&P.  Standard & Poor's Ratings Group.

SOFR.  With respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

SOFR-Based Rate.  SOFR or Term SOFR.

Solvent.  With respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Staff Loan Program.  A program administered by CAI pursuant to which CAI makes loans to employees; provided, that the aggregate principal amount of loans outstanding at any time under such program shall not exceed $1,500,000, and that no more than an aggregate of $100,000 of which may be unsecured.

Subsidiary.  Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

Swap Contract.  (a) Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Swing Line. The revolving credit facility made available by the Swing Line Lender pursuant to §2.10.

Swing Line Borrowing. A borrowing of a Swing Line Loan pursuant to §2.10.

Swing Line Exposure.  At any time, the aggregate principal amount of all Swing Line Loans outstanding at such time.  The Swing Line Exposure of any Revolving Lender at any time shall be its Commitment Percentage of the total Swing Line Exposure at such time.

Swing Line Lender.  Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

Swing Line Loan. See §2.10.1.

Swing Line Loan Notice. A notice of a Swing Line Borrowing pursuant to §2.10.2, which, if in writing, shall be substantially in the form of Exhibit F or such other form as approved by the Administrative Agent (including any form of an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

Swing Line Sublimit. An amount equal to $25,000,000.  The Swing Line Sublimit is part of, and not in addition to, the Total Commitment.

Synthetic Lease.  Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

Taxes.  All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term SOFR.  The forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

Total Commitment.  The sum of the Commitments of the Lenders, as in effect from time to time.  The Total Commitment as of the Eighth Amendment Effective Date is $1,350,000,000.

Total Leverage Ratio.  As at any date of determination, the ratio of (a) Consolidated Funded Debt as at such date to (b) Consolidated Tangible Net Worth as at such date.

Type.  As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

UK Financial Institution.  Any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

UK Resolution Authority.  The Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

Unpaid Reimbursement Obligation.  Any Reimbursement Obligation for which the Borrowers do not reimburse the Administrative Agent and the Lenders on the date specified in, and in accordance with, §4.2.

Use and Access Agreement.  The Use and Access Agreement, dated or to be dated as of the Closing Date, between the Borrowers, each Guarantor party thereto and the Administrative Agent, and in form and substance satisfactory to the Lenders and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

U.S. Person.  Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate.  See §5.2.2(e)(ii)(B)(III).

Voting Stock.  Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

Withholding Agent.  Any Loan Party and the Administrative Agent.

Write-Down and Conversion Powers. (a) With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2.        Rules of Interpretation.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)        The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Governing Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)         In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)       Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)         All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in substantial conformity with, GAAP (with any non-GAAP conventions and adjustments not being material in the aggregate) applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrowers and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(e)       If at any time any change in GAAP  would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein (including prior to any changes with respect to depreciation and amortization of the Containers or the residual value thereof) and (B) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(f)          Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

(g)          Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

(h)        Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(i)        Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.3.      Interest Rates.  The Administrative Agent does not warrant, nor accept responsibility for, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

2.  THE SENIOR CREDIT FACILITY.

2.1.        Commitment to Lend.

2.1.1.     Revolving Credit Loans.  Subject to the terms and conditions set forth in this Agreement, each of the Revolving Credit Lenders severally agrees to lend to the Borrowers and any Borrower may borrow, repay, and reborrow from time to time from the Closing Date until the Maturity Date upon notice by the applicable Borrower to the Administrative Agent given in accordance with §2.6, such sums denominated in Dollars as are requested by the applicable Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Revolving Credit Lender's Commitment minus such Revolving Credit Lender's Commitment Percentage of (i) the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus (ii) the outstanding amount of Swing Line Loans, provided the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of Swing Line Loans shall not at any time exceed the lesser of (A) the Total Commitment at such time and (B) the Borrowing Base at such time.  The Revolving Credit Loans shall be made pro rata in accordance with each Revolving Credit Lender's Commitment Percentage.  Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth above and in §11 and §12, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and §12, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.  The Revolving Credit Loans advanced on the Closing Date shall be made by the Revolving Credit Lenders as Base Rate Loans, subject to conversion after the Closing Date in accordance with §2.7.

2.2.      Commitment Fee.  The Borrowers agree to pay to the Administrative Agent for the accounts of the Revolving Credit Lenders in accordance with their respective Commitment Percentages a commitment fee (the “Commitment Fee”) calculated at the rate per annum of the Applicable Margin with respect to the Commitment Fee as in effect from time to time on the actual daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans (excluding Swing Line Loans) during such calendar quarter.  The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter for such calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

2.3.      Reduction of Total Commitment.  The Borrowers shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $500,000 or an integral multiple thereof or to terminate entirely the Total Commitment, whereupon the Commitments of the Revolving Credit Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated.  Promptly after receiving any notice of the Borrowers delivered pursuant to this §2.3, the Administrative Agent will notify the Revolving Credit Lenders of the substance thereof.  Upon the effective date of any such reduction or termination, the applicable Borrower shall pay to the Administrative Agent for the respective accounts of the Revolving Credit Lenders the full amount of any Commitment Fee then accrued on the amount of the reduction.  No reduction or termination of the Commitments may be reinstated.  If, after giving effect to any reduction of the Total Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Total Commitments, such Letter of Credit Sublimit or Swing Line Sublimit, as applicable, shall be automatically reduced by the amount of such excess.

2.4.       Evidence of Debt.  (1)  The Revolving Credit Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Revolving Credit Loans made by the Lenders to each Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a promissory note of the Borrowers in substantially the form of Exhibit B hereto (each a “Revolving Credit Note”), which shall evidence such Lender’s Revolving Credit Loans in addition to such accounts or records.  Each Lender may attach schedules to its Revolving Credit Note(s) and endorse thereon the date, amount, interest rate and maturity of such Lender’s Revolving Credit Loans and payments with respect thereto.

(b)        In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.5.        Interest.  Except as otherwise provided in §5.10,

(a)         Each Revolving Credit Loan which is a Base Rate Loan shall bear interest commencing with the Drawdown Date thereof at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans, each as in effect from time to time.

(b)         Each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

(c)         Each Swing Line Loan shall bear interest from the applicable Drawdown Date thereof at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans each as in effect from time to time.

Each Borrower promises to pay interest on each Revolving Credit Loan made to it and each Swing Line Loan made to it in arrears on each Interest Payment Date with respect thereto.

2.6.        Requests for Revolving Credit Loans.  Each Borrower shall give to the Administrative Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower) of each Revolving Credit Loan requested hereunder (a “Loan Request”) not later than 2:00 p.m. (eastern time) no less than (a) two (2) Business Days prior to the proposed Drawdown Date of any Base Rate Loan and (b) four (4) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan.  Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan.  Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof.  Each Loan Request shall be irrevocable and binding on the applicable Borrower and shall obligate such Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date.  Each Loan Request relating to a Base Rate Loan shall be in a minimum aggregate amount of $500,000 and each Loan Request relating to a Eurodollar Rate Loan shall be in a minimum aggregate amount of $1,000,000.

2.7.        Conversion Options.

2.7.1.     Conversion to Different Type of Loan.  The applicable Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, such Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, such Borrower shall give the Administrative Agent at least four (4) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing.  On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage, as the case may be, of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be.  All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of at least $500,000, in the case of conversion to Base Rate Loans, and $1,000,000 in the case of conversion to Eurodollar Rate Loans.  Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by such Borrower.

2.7.2.     Continuation of Type of Loan.  A Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the applicable Borrower with the notice provisions contained in §2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrowers’ account have actual knowledge.  In the event that the applicable Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto.  The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this §2.7 is scheduled to occur.

2.7.3.     Eurodollar Rate Loans.  Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000.  No more than ten (10) Eurodollar Rate Loans having different Interest Periods may be outstanding at any time.

2.8.        Funds for Revolving Credit Loans.

2.8.1.     Funding Procedures.  Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans.  Upon receipt from each Lender of such amount, and upon receipt of the documents required by §§11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrowers the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Lenders.

2.8.2.     Advances by Administrative Agent.  ii)  The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Revolving Credit Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Revolving Credit Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s share of such Revolving Credit Loan.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)         Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the relevant Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c)          A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under §§2.8.2(a) and (b) shall be conclusive, absent manifest error.

2.8.3.     Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to §2.8.2(b) are several and not joint.  The failure of any Lender to make any Revolving Credit Loan, to fund any such participation or to make any payment under §2.8.2(b) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Credit Loans, to purchase its participation or to make its payment under §2.8.2(b).

2.8.4.     Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Revolving Credit Loan to be made by such Lender as provided in the foregoing provisions of this §2, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable credit extension set forth in §§11 or 12 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

2.8.5.     Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Revolving Credit Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.8.6.      Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Credit Loans made by it, or Letter of Credit Participations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Credit Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Credit Loans and subparticipations in Letter of Credit Participations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Loans and other amounts owing them, provided that:

(a)       if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)        the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Delinquent Lender), (y) the application of Cash Collateral provided for in §2.13, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Loans or subparticipations in Letter of Credit Participations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrowers consent to the foregoing and agree, to the extent each such party may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

2.9.       Change in Borrowing Base.  The Borrowing Base shall be calculated (based on the application of the formula contained in the definition of “Borrowing Base”) by the Administrative Agent upon receipt of each Loan Request and, in any case, no less frequently than monthly (and at such other intervals as may be specified pursuant to §8.4(e)) by reference to the Borrowing Base Report most recently delivered to the Lenders and the Administrative Agent and such other information obtained by, or provided to, the Administrative Agent.  The Administrative Agent shall give to the Borrowers written notice of the amount of the Borrowing Base determined by the Administrative Agent as a result of such calculation to the extent the Administrative Agent’s calculation thereof differs from that of the Borrowers.  Prior to the time any such notice becomes effective, the Borrowing Base shall be computed as it would have been computed in the absence of such notice.

2.10.      Swing Line Loans.

2.10.1.   The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this §2.10, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to any Borrower from time to time on any Business Day from the Closing Date until the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans of the Revolving Credit Lender acting as the Swing Line Lender, when aggregated with such Lender's Commitment Percentage of the outstanding amount of Revolving Credit Loans plus such Lender’s Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (a) the sum of the outstanding amount of the Revolving Credit Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of Swing Line Loans (after giving effect to all amounts requested) shall not at any time exceed the lesser of (A) the Total Commitment at such time and (B) the Borrowing Base at such time and (b) the aggregate outstanding amount of the Revolving Credit Loans of any Lender, plus such Lender’s Commitment Percentage of the outstanding amount of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, plus such Lender’s Commitment Percentage of the outstanding amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this §2.10, prepay under §3.3, and reborrow under this §2.10.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Swing Line Loan.  Each Borrower hereby promises to repay each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

2.10.2.   Borrowing Procedure.  Each Swing Line Borrowing shall be made upon any Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of §2.10.1, or (B) that one or more of the applicable conditions specified in §§11 and 12 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to such Borrower in immediately available funds.

2.10.3.   Refinancing of Swing Line Loans.  (a) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Revolving Credit Loan which is a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Commitment Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Request for purposes hereof) and in accordance with the requirements of §§2.1 and 2.6, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Commitments and the conditions set forth in §12.  The Swing Line Lender shall furnish to the applicable Borrower with a copy of the applicable Loan Request promptly after delivering such notice to the Administrative Agent.  Each Revolving Credit Lender shall make an amount equal to its Commitment Percentage of the amount specified in such Loan Request available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Request, whereupon, subject to §2.10.3(b), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(b)       If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Loan in accordance with §2.10.3(a), the request for Base Rate Loan submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to §2.10.3(a) shall be deemed payment in respect of such participation.

(c)        If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this §2.10.3 by the time specified in §2.10.3(a), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c) shall be conclusive absent manifest error.

(d)         Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this §2.10.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this §2.10.3 is subject to the conditions set forth in §12.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

2.10.4.   Repayment of Participations.  (a) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Commitment Percentage of such payment in the same funds as those received by the Swing Line Lender.

(b)         If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender in connection with any bankruptcy or insolvency proceeding or otherwise as described in §16.3.2 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

2.10.5.   Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing each Borrower for interest on the Swing Line Loans.  Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this §2.10 to refinance such Lender’s Commitment Percentage of any Swing Line Loan, interest in respect of such Commitment Percentage shall be solely for the account of the Swing Line Lender.

2.10.6.   Payments Directly to Swing Line Lender.  Each Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.11.       Increase in the Total Commitment.

2.11.1.   Requests for Increase.  Provided there exists no Default or Event of Default either before or immediately after giving effect to the increase provided for in this §2.11, and subject to the terms hereof, upon notice to the Administrative Agent (who shall promptly notify the Lenders), the Borrowers may from time to time request an increase in the Total Commitment by an amount (for all such requests) not exceeding $400,000,000 from and after the Closing Date; provided that any such request for an increase shall be in a minimum amount of $25,000,000.  The Borrowers may, at its option, request such increase from any Revolving Credit Lenders or from Additional Lenders.  At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each relevant Revolving Credit Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to such Revolving Credit Lender).  Notwithstanding anything to the contrary contained in this §2.11, this Agreement or the other Loan Documents, the aggregate Total Commitment hereunder shall not be greater than $1,500,000,000.

2.11.2.   Lender Election to Increase.  Any Revolving Credit Lender which the Borrowers request to provide such increase shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, the amount by which such Revolving Credit Lender is willing to increase its Commitment.  Any relevant Revolving Credit Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  No Revolving Credit Lender shall have any obligations to increase its Commitment.

2.11.3.    Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrowers and each relevant Revolving Credit Lender of the applicable Revolving Credit Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrowers may, at their option, also invite additional Eligible Assignees (for the purposes of this §2.11, the “Additional Lenders”) to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

2.11.4.    Effective Date and Allocations.  If the Total Commitment is increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrowers and the Revolving Credit Lenders of the final allocation of such increase and the Increase Effective Date.

2.11.5.   Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrowers shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of each Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in §7 and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this §2.11, the representations and warranties contained in §7.4.2 shall be deemed to refer to the most recent statements furnished to the Lenders, (B) no Default or Event of Default exists, and (C) the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested on the Increase Effective Date) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of Swing Line Loans does not exceed the lesser of (i) the Total Commitment at such time and (ii) the Borrowing Base at such time.  The applicable Borrower shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to §5.9) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Commitment Percentages arising from any nonratable increase in the Commitments under this Section.

2.12.      Delinquent Lenders.

2.12.1.   Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Delinquent Lender, then, until such time as that Lender is no longer a Delinquent Lender, to the extent permitted by applicable Law:

(a)         Waivers and Amendments.  That Delinquent Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in §16.13.

(b)        Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Delinquent Lender (whether voluntary or mandatory, at maturity, pursuant to §13 or otherwise, and including any amounts made available to the Administrative Agent by that Delinquent Lender pursuant to §16.1), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Delinquent Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Delinquent Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Delinquent Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Delinquent Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Delinquent Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Delinquent Lender as a result of that Delinquent Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Delinquent Lender as a result of that Delinquent Lender’s breach of its obligations under this Agreement (it being understood that Borrower shall at all times retain its right to collect damages incurred as a result of breach by a Delinquent Lender of its obligations hereunder); and eighth, to that Delinquent Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Delinquent Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in §12 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Delinquent Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Delinquent Lender.  Any payments, prepayments or other amounts paid or payable to a Delinquent Lender that are applied (or held) to pay amounts owed by a Delinquent Lender or to post Cash Collateral pursuant to this §2.12.1(b) shall be deemed paid to and redirected by that Delinquent Lender, and each Lender irrevocably consents hereto.

(c)         Certain Fees.  That Delinquent Lender (x) shall not be entitled to receive any Commitment Fee for any period during which that Lender is a Delinquent Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Delinquent Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in §4.6.

(d)         Reallocation of Commitment Percentages to Reduce Fronting Exposure.  During any period in which there is a Delinquent Lender, for purposes of computing the amount of the obligation of each non-Delinquent Lender to acquire, refinance or fund participations in Swing Line Loans or Letters of Credit pursuant to §§ 2.10 and 4, the “Commitment Percentage” of each non-Delinquent Lender shall be computed without giving effect to the Commitment of that Delinquent Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Delinquent Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Delinquent Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Delinquent Lender minus (2) the aggregate outstanding amount of the Revolving Credit Loans of that Lender.  Subject to §16.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

2.12.2.  Delinquent Lender Cure.  If the Borrowers, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Delinquent Lender should no longer be deemed to be a Delinquent Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to §2.12.1(d)), whereupon that Lender will cease to be a Delinquent Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Delinquent Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Delinquent Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Delinquent Lender.

2.13.      Cash Collateral.

2.13.1.   Certain Credit Support Events.  If (a) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (b) as of the Letter of Credit Expiration Date, any L/C Exposure for any reason remains outstanding, (c) the Borrowers shall be required to provide Cash Collateral pursuant to §13.1, or (d) there shall exist a Delinquent Lender and corresponding Fronting Exposure, the Borrowers shall immediately (in the case of clause (c) above) or within one (1) Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (d) above, after giving effect to §2.12.1(b) and any Cash Collateral provided by the Delinquent Lender).

2.13.2.   Grant of Security Interest.  The Borrowers, and to the extent provided by any Delinquent Lender, such Delinquent Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to §2.13.3.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

2.13.3.  Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this §2.13 or §§2.10.3, 4.1.1, 4.2(b), 4.2(c) or 13.1 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Delinquent Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

2.13.4.  Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (a) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Delinquent Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with §15.1.2)) or (b) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (i) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (ii) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

3.  REPAYMENT OF THE LOANS.

3.1.      Maturity.  Each of the Borrowers promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of its respective Revolving Credit Loans and Swing Line Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and all other Obligations.

3.2.       Mandatory Repayments of Revolving Credit Loans.  If at any time the sum of the outstanding principal amount of the Revolving Credit Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of Swing Line Loans exceeds the lesser of (i) the Total Commitment at such time and (ii) the Borrowing Base at such time, then, in any case, the applicable Borrower(s) shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application:  first, to any Unpaid Reimbursement Obligations; second, to the Swing Line Loans; third, to the Revolving Credit Loans; and fourth, to provide to the Administrative Agent Cash Collateral for Reimbursement Obligations as contemplated by §4.2(b) and (c).  Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the applicable Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each applicable Lender's Revolving Credit Loan, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

3.3.        Optional Repayments of Revolving Credit Loans and Swing Line Loans.

(a)          Each of the Borrowers shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this §3.3 may be made only on the last day of the Interest Period relating thereto unless breakage costs incurred by the relevant Lenders in connection therewith are paid by the Borrowers in accordance with §5.9.  The Borrowers shall give the Administrative Agent a Notice of Loan Prepayment no later than 10:00 a.m., eastern time, at least two (2) Business Days’ prior to any proposed prepayment pursuant to this §3.3 of Base Rate Loans, and four (4) Eurodollar Business Days’ prior to any proposed prepayment pursuant to this §3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of relevant Revolving Credit Loans, the principal amount to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Periods of such Revolving Credit Loans.  Each such partial prepayment of the applicable Revolving Credit Loans shall be in a principal amount of at least $200,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the applicable Borrowers, first, to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans, at the Administrative Agent’s option.  Each partial prepayment shall be allocated among the applicable Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's applicable Revolving Credit Loans, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

(b)          Each of the Borrowers may, upon delivery of a Notice of Loan Prepayment to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such Notice of Loan Prepayment must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such Notice of Loan Prepayment shall specify the date and amount of such prepayment.  If such Notice of Loan Prepayment is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such Notice of Loan Prepayment shall be due and payable on the date specified therein.

4.  LETTERS OF CREDIT.

4.1.        Letter of Credit Commitments.

4.1.1.    Commitment to Issue Letters of Credit.  (a)  Subject to the terms and conditions hereof, upon the execution and delivery by any Borrower of a letter of credit application on the L/C Issuer’s customary form (a “Letter of Credit Application”), the L/C Issuer on behalf of the Revolving Credit Lenders and in reliance upon the agreement of the Revolving Credit Lenders set forth in this §4 and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of CAI, CAL or any of CAI’s other Subsidiaries one or more standby letters of credit (individually, a “Letter of Credit”), in such form as may be requested from time to time by the applicable Borrower (who, in the case of Letters of Credit to be issued for the account of a Subsidiary of CAI (other than CAL) shall be CAI), and agreed to by the L/C Issuer; provided, however, that, after giving effect to such request, (i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed the Letter of Credit Sublimit at any time, and (ii) the sum of the outstanding principal amount of the Revolving Credit Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, plus the outstanding amount of Swing Line Loans shall not exceed the lesser of (x) the Total Commitment at such time and (y) the Borrowing Base at such time.  Each request by any Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the issuance or amendment so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, any Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly any Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit issued for the account of such Borrower or such Subsidiary that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(b)          The L/C Issuer shall not issue any Letter of Credit, if:

(i)          Subject to §4.1.6, the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(ii)         the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(c)          The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(i)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Eighth Amendment Effective Date and which the L/C Issuer in good faith deems material to it;

(ii)         the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(iii)        such Letter of Credit is to be denominated in a currency other than Dollars;

(iv)        such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(v)        a default of any Revolving Credit Lender’s obligations to fund under §4.1.4. exists or any Revolving Credit Lender is at such time a Delinquent Lender hereunder, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with such Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to §2.12.1.(d)) with respect to such Delinquent Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Exposure as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(d)         The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(e)         The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(f)          The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in §14 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in §14 included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

4.1.2.     Procedures for the Issuance and Amendment of Letters of Credit.  (a)   Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.  Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(b)       Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from such Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent, such Borrower or any Guarantor, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in §§11 or 12 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of such Borrower or such Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Letter of Credit.

(c)         Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

4.1.3.     Applicability of the ISP and Uniform Customs.  Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.  Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

4.1.4.     Reimbursement Obligations of Lenders.  Each Revolving Credit Lender severally agrees that it shall be absolutely and unconditionally liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent or circumstance whatsoever, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the L/C Issuer, the applicable Borrower or any other Person for any reason whatsoever or (B) any other occurrence, event or condition, whether or not similar to any of the foregoing, to the extent of such Revolving Credit Lender's Commitment Percentage, to reimburse the L/C Issuer through the Administrative Agent on demand for the amount of each draft paid by the L/C Issuer under each Letter of Credit to the extent that such amount is not reimbursed by the applicable Borrower pursuant to §4.2 (such agreement for a Lender being called herein the “Letter of Credit Participation” of such Lender).

4.1.5.     Participations of Lenders.  Each such payment made by a Revolving Credit Lender shall be treated as the purchase by such Lender of a participating interest in the applicable Borrower's Reimbursement Obligation under §4.2 in an amount equal to such payment.  Each Revolving Credit Lender shall share in accordance with its participating interest in any interest which accrues pursuant to §4.2 and in any applicable security for such Reimbursement Obligation.

4.1.6.    Auto-Extension Letters of Credit.  If any Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that (i) any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than one (1) Business Day before the date (the “Non-Extension Notice Date”) in each such twelve-month period as agreed upon at the time such Letter of Credit is issued and (ii) any extension of an Auto-Extension Letter of Credit shall not extend the expiry date of such Letter of Credit to a date later than the Letter of Credit Expiration Date.  Unless otherwise directed by the L/C Issuer, the applicable Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of §4.1.1(b) or (c) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender, the applicable Borrower or any Guarantor that one or more of the applicable conditions specified in §12 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

4.2.       Reimbursement Obligation of the Borrowers.  In order to induce the L/C Issuer to issue, extend and renew each Letter of Credit and the Revolving Credit Lenders to participate therein, the applicable Borrower hereby agrees to reimburse or pay to the L/C Issuer, for the account of the L/C Issuer or (as the case may be) the Revolving Credit Lenders, with respect to each Letter of Credit issued, extended or amended by the L/C Issuer for the account of such Borrower or its Subsidiary hereunder,

(a)        except as otherwise expressly provided in §4.2(b) and (c), not later than 11:00 a.m. (Boston time) on each date that any draft presented under such Letter of Credit is honored (the “Honor Date”) by the L/C Issuer, or the L/C Issuer otherwise makes a payment with respect thereto, (i) the amount paid by the L/C Issuer under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the L/C Issuer or any Lender in connection with any payment made by the L/C Issuer or any Lender under, or with respect to, such Letter of Credit,

(b)        upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the L/C Issuer as Cash Collateral for all Reimbursement Obligations, and

(c)         upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with §13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the L/C Issuer as Cash Collateral for all Reimbursement Obligations.

Each such payment shall be made to the L/C Issuer at the Administrative Agent's Office in immediately available funds.  Interest on any and all amounts remaining unpaid by the applicable Borrower under this §4.2 at any time from the date such amounts become due and payable (whether as stated in this §4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent, for the benefit of the Lenders and the L/C Issuer, on demand at the rate specified in §5.10 for overdue principal on the Revolving Credit Loans.

4.3.      Letter of Credit Payments.  (a) If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the L/C Issuer shall notify the Administrative Agent and the applicable Borrower of the date and amount of the draft presented or demand for payment.  If such Borrower fails to reimburse the L/C Issuer as provided in §4.2 on or before the date that such draft is paid or other payment is made by the L/C Issuer, the Administrative Agent may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation and the amount of each Lender’s Commitment Percentage thereof.  In such event, such Borrower shall be deemed to have requested a Base Rate Loan to be disbursed on the Honor Date in an amount equal to the Unpaid Reimbursement Obligation, without regard to the minimum and multiples specified in §2.6 for the principal amount of Base Rate Loans, but subject to the other conditions set forth in §§2.1, 2.6 and 12 (other than the delivery of a Loan Request).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this §4.3 may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.  Each Revolving Credit Lender shall upon any notice pursuant to this §4.3 received by 11:00 a.m. on the Business Day specified in such notice make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Commitment Percentage of the Unpaid Reimbursement Obligation not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of §4.3(b), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to such Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(b)       With respect to any Unpaid Reimbursement Obligation that is not fully refinanced by Base Rate Loans because the conditions set forth in §12 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unpaid Reimbursement Obligation that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate set forth in §5.10.1.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to §4.3(a) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this §4.

(c)         Until each Revolving Credit Lender funds its Commitment Percentage of the Revolving Credit Loans or participations as set forth in this §4.3 to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

(d)         If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this §4.3 by the time specified in §4.3(a), the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(e)         At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with this §4.3, if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent in accordance with §16.3.2.  If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to this §4.3 is required to be returned in connection with any bankruptcy or insolvency proceeding or otherwise (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

4.4.        Obligations Absolute.  The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(a)          any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(b)         the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(c)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(d)         waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrowers or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrowers;

(e)          honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(f)         any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

(g)        any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(h)       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any Subsidiary.

The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrowers will immediately notify the L/C Issuer.  The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

4.5.       Role of Issuer.  Each Revolving Credit Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in §4.4; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

4.6.       Letter of Credit Fees.  Each Borrower agrees to pay to the Administrative Agent in respect of each Letter of Credit the following fees (each, a “Letter of Credit Fee”) computed for the period from and including the date of issuance, extension or amendment of such Letter of Credit to the expiry date of such Letter of Credit equal to the Applicable Margin per annum with respect to Letter of Credit Fees of the maximum amount available to be drawn under such Letter of Credit, which shall be for the accounts of the Revolving Credit Lenders in accordance with their respective Commitment Percentages; provided, however, any Letter of Credit Fees otherwise payable for the account of a Delinquent Lender with respect to any Letter of Credit as to which such Delinquent Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this §4 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Commitment Percentages allocable to such Letter of Credit pursuant to §2.12.1(d), with the balance of such fee, if any, payable to the L/C Issuer for its own account.  Such Letter of Credit Fees shall be payable quarterly in arrears on the first Business Day of each calendar quarter (or portion thereof) for the immediately preceding calendar quarter and on the Maturity Date.  In addition, each Borrower agrees to pay a fronting fee at the rate per annum specified in the Fee Letter of the maximum amount available to be drawn under such Letter of Credit, which shall be for the account of the L/C Issuer and which shall be payable quarterly in arrears on the first Business Day of each calendar quarter (or portion thereof) for the immediately preceding calendar quarter and on the Maturity Date.  In respect of each Letter of Credit, each Borrower shall also pay to the L/C Issuer for the L/C Issuer's own account, at such other time or times as such charges are customarily made by the L/C Issuer, the L/C Issuer's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

4.7.        [Reserved].

4.8.        Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

4.9.        Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of CAI (other than CAL), CAI shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit and such Letters of credit shall be deemed Letters of Credit issued for the account of CAI for the purposes of this Agreement.  Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

4.10.      Replacement of L/C Issuer. The Borrowers may from time to time, upon not less than fifteen (15) Business Days' notice from the Borrowers to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent), replace a previously designated L/C Issuer by designating another Lender as L/C Issuer (upon obtaining such Revolving Credit Lender's prior written consent thereto and, provided that there are no outstanding Letters of Credit issued by, or obligations owing to, the L/C Issuer being so replaced).  Any such designation shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed).  The Administrative Agent will promptly notify the Borrowers and the Lenders of any designation and approval of a replacement L/C Issuer.  Upon any such approval of an L/C Issuer by the Administrative Agent and delivery by such replacement L/C Issuer to the Administrative Agent of contact information and such other information regarding such replacement L/C Issuer as the Administrative Agent may reasonably request, such Lender shall be the “L/C Issuer” issuer for the purposes hereof, and references to the L/C Issuers shall mean and include such Lender in its capacity as L/C Issuer.  For the avoidance of doubt, if any L/C Issuer is replaced by the Borrower with another L/C Issuer, the L/C Issuer so replaced shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its replacement as L/C Issuer and all Letters of Credit and Reimbursement Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unpaid Reimbursement Obligations pursuant to this §4).

5.  CERTAIN GENERAL PROVISIONS.

5.1.        Fees.  Each Borrower agrees to pay the fees in the amounts and on the terms and conditions set forth in the Fee Letter.

5.2.        Funds for Payments; Taxes.

5.2.1.     General; Administrative Agent’s Clawback.

(a)       General.  All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.   Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)        Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrowers have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

5.2.2.     Taxes.

(a)          Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)        Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)        If any Withholding Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the applicable Withholding Agent shall withhold or make such deductions as are determined by the Withholding Agent in its good faith discretion to be required based upon the information and documentation the Withholding Agent has received pursuant to subsection (e) below, (B) the applicable Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this §5.2.2) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)        If any Withholding Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Withholding Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this §5.2.2) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)       Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)          Tax Indemnifications.  (i)  Each of the Loan Parties shall, and does hereby, severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this §5.2.2) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability and an explanation of the calculation of such amount delivered to the Borrowers by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.  Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to §5.2.2(c)(ii) below.

(ii)        Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of §15.1.4 relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)         Evidence of Payments.  Upon request by the Borrowers or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrowers or by the Administrative Agent to a Governmental Authority as provided in this §5.2.2, the Borrowers shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Administrative Agent, as the case may be.

(e)          Status of Lenders; Tax Documentation.

(i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in §5.2.2(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)         any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(I)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)          executed originals of IRS Form W-8ECI;

(III)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E ( or W-8BEN, as applicable); or

(IV)       to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)        if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)        Each Lender agrees that if any form or certification it previously delivered pursuant to this §5.2.2 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(f)          Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this §5.2.2, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this §5.2.2 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Recipient, agrees to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrowers pursuant to this subsection to the extent such payment would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)          Survival.  Each party’s obligations under this §5.2.2 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

5.3.        Computations.  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to §5.2.1(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

5.4.        Inability to Determine Eurodollar Rate.

5.4.1.     If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof (a)  the Administrative Agent reasonably determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Administrative Agent or the Required Lenders reasonably determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (b) of this §5.4.1, until the Administrative Agent upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

5.4.2.    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or Required Lenders (as applicable) have determined, that:

(a)          adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b)          the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(c)        syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrowers may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. Dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. Dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment.  Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrowers and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

5.5.       Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

5.6.        Additional Costs, Etc.  If any Change in Law shall:

(a)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by §5.10) or the L/C Issuer;

(b)         subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)         impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

5.7.        Capital Adequacy.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered but only in an amount equal to such reduction and to the extent that such reduction is not otherwise reflected in the Base Rate or Eurodollar Rate.  Each Lender shall allocate such cost increase among its customers in good faith and on an equitable basis.

5.8.        Certificate.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in §5.6 or §5.7 and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof

5.9.       Delay in Requests.  Failure or reasonable delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Article 5 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

5.10.      Reserves on Eurodollar Rate Loans.  To the extent not otherwise reflected in the Eurodollar Rate, the Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least thirty (30) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender including a brief explanation of such costs.  If a Lender fails to give notice thirty (30) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable thirty (30) days from receipt of such notice.

5.11.      Indemnity.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)          any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)         any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or

(c)          any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to §14.7;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this §5.11, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

5.12.      Mitigation Obligations; Replacement of Lenders.

(a)        Designation of a Different Lending Office.  If any Lender requests compensation under §§5.6 or 5.7, requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to §5.2.2, if any Lender gives a notice pursuant to §5.5, or if any Lender requests payment of additional interest pursuant to §5.10, then at the request of the Borrowers such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to §§5.2.2, 5.6, 5.7 or 5.10, as the case may be, in the future, or eliminate the need for the notice pursuant to §5.5, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)         Replacement of Lenders.  If any Lender requests compensation under §§5.6 or 5.7, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to §5.2.2 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with §5.12(a), the Borrower may replace such Lender in accordance with §14.7.

5.13.      Interest After Default.

5.13.1.   Overdue Amounts.  Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans, the Swing Line Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest from the due date compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate of interest then applicable thereto (or, if no rate of interest is then applicable thereto, the Base Rate) until such amount shall be paid in full (after as well as before judgment).  An amount shall be considered overdue hereunder if not paid on the date fixed for payment herein or any accelerated maturity thereof, regardless of any grace periods which may be permitted under §§13.1(a) or (b) hereof.

5.13.2.   Amounts Not Overdue.  During the continuance of an Event of Default the principal of the Revolving Credit Loans shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Required Lenders pursuant to §16.13, bear interest at a rate per annum equal to the greater of (a) two percent (2%) above the rate of interest otherwise applicable to such Revolving Credit Loans, as the case may be, pursuant to §2.5 or (b) the rate of interest applicable to overdue principal pursuant to §5.13.1.

5.14.      Survival.  All of the Borrowers’ obligations under this §5 shall survive termination of the  Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

5.15.     Status of Borrowers.  To the extent the Borrowers determine it is necessary or advisable that there be a “primary” Borrower with respect to any Obligation (i.e., the Borrower to which the Lenders initially and primarily look for repayment of such Obligation) in order for the Borrowers to comply with applicable Law (including Tax Law), GAAP or other accounting principles, the parties hereto intend that such “primary” Borrower shall be determined in accordance with Schedule 5.15, which schedule may be updated by the Borrowers from time to time.  This §5.15 shall apply solely for the Borrowers’ applicable Tax, accounting and other relevant purposes, and shall not in any way limit any of the rights or obligations hereunder of any Borrower, Lender or other party hereto.

6.  COLLATERAL SECURITY AND GUARANTIES.

6.1.       Security of Borrowers and Guarantors.  All of the Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens that are entitled to priority under applicable law) in all of the assets constituting Collateral (which shall include, without limitation, all Eligible Containers, Direct Finance Lease Receivables, and all products and proceeds thereof) of the Loan Parties, whether now owned or hereafter acquired, in each case pursuant to the terms of, and as provided in, the Security Documents to which any Loan Party is a party.  In addition to the collateral security described in the immediately preceding sentence, to the extent the Borrowers make a request (and the Administrative Agent agrees) to include Eligible Containers and/or Direct Finance Leases of any Domestic Subsidiary in the Borrowing Base, and as otherwise provided in §8.15.2 with respect to accounts, all of the Obligations shall be further secured by a perfected first priority security interest (subject only to Permitted Liens that are entitled to priority under applicable law) in all of the assets constituting Collateral of such Domestic Subsidiary, whether now owned or hereafter acquired, in each case pursuant to the terms of, and as provided in, the Security Documents to which such Domestic Subsidiary is a party; provided, however, that, notwithstanding anything to the contrary contained herein, no assets of any Domestic Subsidiary shall be included in the Borrowing Base unless requested by the Borrowers and approved by the Administrative Agent.  In addition to the collateral security described in the immediately preceding three (3) sentences, to the extent the Borrowers make a request (and the Administrative Agent agrees) to include assets of any Foreign Subsidiary in the Borrowing Base, and as otherwise provided in §8.18 with respect to accounts, the Obligations shall be further secured by a perfected first priority security interest (subject only to Permitted Liens that are entitled to priority under applicable law) in all of the assets constituting Collateral of such Foreign Subsidiary, whether now owned or hereafter acquired, in each case pursuant to the terms of, and as provided in, the Security Documents to which such Foreign Subsidiary is a party; provided, however, that, notwithstanding anything to the contrary contained herein, no assets of any Foreign Subsidiary (other than CAL) shall be included in the Borrowing Base unless requested by the Borrowers and approved by the Administrative Agent.  Notwithstanding anything to the contrary in this §6.1, a direct or indirect non-Guarantor Foreign Subsidiary of CAI which is formed as a special purpose entity in connection with a secured financing transaction which is without recourse to CAI or any of its other Subsidiaries or any of their assets shall not be subject to the collateral security requirements of this §6.1.

6.2.      Guaranties by Borrowers and Subsidiaries.  All of the Obligations shall be guaranteed by the Domestic Subsidiaries of CAI who are required to become Domestic Subsidiary Guarantors pursuant to §8.15.1, pursuant to the terms of the Domestic Guaranties.  The Obligations shall also be guaranteed by CAI and CAL pursuant to the terms of the Guaranty contained in §17.1.  All of the Obligations shall be further guaranteed to the extent required by §8.17 by each Foreign Subsidiary of the Borrowers (other than a Securitization Entity) in accordance with the terms of the Other Guaranty to which such Person is a party.  Notwithstanding anything to the contrary in this §6.2, a Securitization Entity shall not be subject to the guaranty requirements of this §6.2.

6.3.        Release of Collateral.

The parties hereto acknowledge and agree that the Administrative Agent shall (and is hereby authorized to) release its Lien on Collateral upon a request for such release by the applicable Borrower or Guarantor (a) in connection with a disposition of such Collateral permitted by this Agreement (including, without limitation, §9.5.2) and (b) at other times, so long as prior to any such release (i) the Borrowers submit a Borrowing Base Report demonstrating that, after giving pro forma effect to any such requested release of Collateral, the sum of the outstanding amount of the Revolving Credit Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of Swing Line Loans shall not exceed the lesser of (I) the Total Commitment at such time and (II) the Borrowing Base at such time and (ii) no Default or Event of Default exists or would arise after giving effect to any such release.

7.  REPRESENTATIONS AND WARRANTIES.

Each of CAI (for itself and each of its Subsidiaries) and CAL (for itself) represents and warrants to the Lenders and the Administrative Agent as follows:

7.1.        Corporate Authority.

7.1.1.     Incorporation; Good Standing.  Such Borrower and its Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

7.1.2.     Authorization.  The execution, delivery and performance of this Agreement and the other Loan Documents to which such Borrower or any of its Subsidiaries are or are to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower or any of its Subsidiaries and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, any Borrower or any of its Subsidiaries.

7.1.3.     Enforceability.  The execution and delivery of this Agreement and the other Loan Documents to which such Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

7.2.       Governmental or Third Party Approvals.  The execution, delivery and performance by such Borrower and any of its Subsidiaries of this Agreement and the other Loan Documents to which such Person is or is to become a party and the transactions contemplated hereby and thereby do not require (x) the approval or consent of, or filing with, any governmental agency or authority other than those already obtained or (y) the approval or consent of, or filing with, any party with whom such Borrower or its Subsidiary have entered into material agreements and/or instruments by which such Borrower, its Subsidiary or any of its respective properties may be bound, other than those already obtained.

7.3.        Title to Properties; Leases.  Except as indicated on Schedule 7.3 hereto, CAI and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of CAI and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Permitted Liens.

7.4.        Financial Statements.

7.4.1.     Fiscal Year.  CAI, CAL and each of their Subsidiaries (other than Securitization Entities) has a fiscal (or financial) year which is the twelve months ending on December 31st of each calendar year, except that CAL may end its 2021 or 2022 fiscal year early in connection with the MHC Acquisition Migration (either as a result of CAL’s migration to Delaware or back to Barbados), and begin a new fiscal year ending on December 31st of the calendar year in which the MHC Acquisition Migration is completed, upon giving prior written notice to the Administrative Agent.

7.4.2.      Financial Statements.

There has been furnished to each of the Lenders a consolidated balance sheet of CAI and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of CAI and its Subsidiaries for the fiscal year then ended, certified by KPMG LLP, and management-prepared consolidated balance sheets and statements of income of CAI and its Subsidiaries as at the end of each fiscal quarter after the Balance Sheet Date and prior to the Closing Date.  Such balance sheets and statements of income have been prepared in accordance with GAAP and fairly present the financial condition of CAI and its Subsidiaries as at the close of business on the respective dates thereof and the results of operations for the fiscal periods then ended; provided that such balance sheet and statement of income remain subject to normal year-end adjustments and lack of footnotes and other presentation items.  There are no contingent liabilities of CAI or any of its Subsidiaries as of such date involving material amounts, known to the officers of CAI, which were not disclosed in such balance sheets and the notes related thereto.

7.4.3.     Projections.  As of the Closing Date, (a) the projections of the annual operating budgets of CAI and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 2018 to 2022 fiscal years, copies of which have been delivered to each Lender, are based upon reasonable estimates and assumptions and reflect the reasonable estimates of CAI and its Subsidiaries of the results of operations and other information projected therein and (b) to the knowledge of CAI and its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections.

7.5.        No Material Adverse Changes, Etc.  Since the Balance Sheet Date there has been no event or occurrence which has had or would result in a Material Adverse Effect.  Since the Balance Sheet Date, neither such Borrower nor its Subsidiaries have made any Restricted Payment other than Restricted Payments permitted under §9.4.

7.6.        Franchises, Patents, Copyrights, Etc.  CAI and each of its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

7.7.       Litigation.  Except as set forth in Schedule 7.7 hereto, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of such Borrower after due and diligent investigation, threatened or contemplated at law, in equity or before any Governmental Authority, by or against CAI or any of its Subsidiaries or against any of their properties or revenues, that (a) if adversely determined, might, either in any case or in the aggregate, after taking into account the merit of such actions, suits, proceedings, claims or disputes, (i) have a Material Adverse Effect or (ii) materially impair the right of CAI and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of CAI and its Subsidiaries, or (b) would question the validity of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

7.8.        No Materially Adverse Contracts, Etc.  Neither such Borrower nor any of its Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is expected in the future to have a Material Adverse Effect.  Neither any Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrowers' officers, to have any Material Adverse Effect.

7.9.         Compliance with Other Instruments, Laws, Etc.  Neither such Borrower nor any of its Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

7.10.      Tax Status.  CAI and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against CAI or any Subsidiary that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement with any Person other than a Loan Party or a Subsidiary.

7.11.        No Event of Default.  No Default or Event of Default has occurred and is continuing.

7.12.     Holding Company and Investment Company Acts.  Neither any Borrower nor any of its Subsidiaries is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 2005; neither any Borrower nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended; nor is it an  “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

7.13.      Absence of Financing Statements, Etc.  Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of CAI or any of its Subsidiaries or any rights relating thereto.

7.14.       Perfection of Security Interest.  All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral.  The Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.  Each of the Borrowers and the Guarantors are the owners of the Collateral owned by it free from any Lien, except for Permitted Liens.

7.15.       Certain Transactions.  Except for (a) transactions pursuant to which CAI or any of its Subsidiaries make payments in the ordinary course of business upon terms no less favorable than CAI or such Subsidiary could obtain from third parties or receive in an arm’s length transaction, (b) transactions in connection with a Permitted Securitization (and in compliance with the requirements applicable to a Permitted Securitization) and (c) transactions pursuant to the terms of the documents described on Schedule 7.15 hereto, no Affiliate of any Borrower or any of its Subsidiaries is presently a party to any transaction with any Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner.

7.16.       Employee Benefit Plans.

7.16.1.  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service, or such Pension Plan is entitled to rely on an opinion or advisory letter issued by the Internal Revenue Service. To the best knowledge of CAI, nothing has occurred that would adversely affect the status of any such determination, opinion or advisory letter.

7.16.2.  There are no pending or, to the best knowledge of CAI, threatened claims, actions or  lawsuits, or action by any Governmental Authority, with respect to any Plan that  could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

7.16.3.  (i) No ERISA Event has occurred, and neither CAI nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) CAI and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither CAI nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither CAI nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither CAI nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

7.17.       Use of Proceeds.

7.17.1.  General.  The proceeds of the Revolving Credit Loans shall be used (a) to refinance the Indebtedness under the Existing Credit Agreement, (b) for working capital and general corporate purposes and (c) to fund Capital Expenditures permitted hereunder.  Such Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

7.17.2.  Regulation U.  CAI and its Subsidiaries are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

7.18.      Environmental Compliance. The Borrowers and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has concluded, based on reasonable inquiry, that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.19.      Subsidiaries, Etc.  Schedule 7.19(a) hereto sets forth the only Subsidiaries of CAI, including the jurisdiction of incorporation/formation and principal place of business or registered office, as the case may be, of each such Person.  Except as set forth on Schedule 7.19(b) hereto, neither CAI nor any Subsidiary of CAI is engaged in any joint venture or partnership with any other Person.

7.20.      Collection Accounts.  Schedule 7.20 designates each Collection Account of such Borrower and the Guarantors and all such Collection Accounts are either (i) with the Administrative Agent as the depositary bank or (ii) are subject to an Account Control Agreement in favor of the Administrative Agent for the benefit of the Secured Parties.

7.21.       Disclosure.  None of this Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to CAI or any of its Subsidiaries in the case of any document or information not furnished by either of them or any of their Subsidiaries) necessary in order to make the statements herein or therein not misleading; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  There is no fact known to CAI or any of its Subsidiaries which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

7.22.     Solvency.  Both before and after giving effect to each incurrence of Indebtedness hereunder, and the payment of all fees, costs and expenses payable by the Borrowers hereunder, CAI and its Subsidiaries are Solvent.

7.23.      Insurance.  CAI and each of its Subsidiaries maintains insurance in accordance with sound business practices and in accordance with industry standards and the terms of the Security Documents.

7.24.       Foreign Assets Control Regulations, Etc.  None of the requesting or borrowing of the Revolving Credit Loans, the Swing Line Loans, the requesting or issuance, extension or renewal of any Letters of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  Furthermore, neither the Borrowers nor any of their Subsidiaries or other Affiliates that are controlled by either of the Borrowers (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

7.25.      Taxpayer Identification Number.  Each Borrower’s and each Guarantor’s true and correct U.S. taxpayer identification number is set forth on Schedule 16.6.1.

7.26.       Updates to Certain Schedules.  CAI may from time to time supplement any of Schedules 7.19(a), 7.20 or 16.6.1 as may be necessary for such Schedules to be accurate and complete as of the date such supplements are delivered and which supplement shall be certified by a Responsible Officer of CAI and in a form reasonably satisfactory to the Administrative Agent.

7.27.      OFAC.  Neither CAI, nor any of its Subsidiaries, nor, to the knowledge of CAI and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is (i) currently the subject of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

7.28.     Anti-Corruption Laws.  The Borrowers and their Subsidiaries have (i) conducted their businesses in compliance with applicable anti-corruption laws, including the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions in which the Borrowers and their Subsidiaries conduct business and (ii) instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

7.29.      Use of Plan Assets. The Borrowers represent and warrant, as of the Eighth Amendment Effective Date and throughout the term of this Agreement, that no Borrower is using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

7.30.     EEA Financial Institutions.  No Borrower and no domestic Guarantor is an EEA Financial Institution. To the Borrowers’ best knowledge, no foreign Guarantor is an EEA Financial Institution.

8.  AFFIRMATIVE COVENANTS.

Each of CAI (as to itself and its Subsidiaries) and CAL (as to itself) covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit, Swing Line Loan or Revolving Credit Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans or the L/C Issuer has any obligation to issue, extend or renew any Letters of Credit or the Swing Line Lender has any obligation to make Swing Line Loans:

8.1.        Punctual Payment.  Such Borrower will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, all Reimbursement Obligations, all Swing Line Loans, the fees and all other amounts provided for in this Agreement and the other Loan Documents to which such Borrower or any of their Subsidiaries is a party, all in accordance with the terms of this Agreement and such other Loan Documents.

8.2.       Maintenance of Office.  CAI will maintain its chief executive office in San Francisco, California and CAL will maintain its chief executive office in St. Michael, Barbados or, in each case, at such other place in the United States of America (with respect to CAI and, after the MHC Acquisition Migration, CAL) as such Borrower shall designate upon thirty days’ prior written notice to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), where notices, presentations and demands to or upon such Borrower in respect of the Loan Documents to which such Borrower is a party may be given or made; provided, that, in the event that the MHC Acquisition does not close, CAL shall be permitted to move its chief executive office from the United States of America back to Barbados and in connection with such move, convert to a Barbados company during the 2021 or 2022 Fiscal Year upon thirty days’ prior written notice to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) and so long as, prior to or substantially concurrently with such move and conversion, the Borrowers shall have taken all actions necessary to continuously maintain the Administrative Agent’s first priority perfected security interest in those assets of CAL constituting Collateral.  In the event that CAI moves its chief executive office to another location within the State of California, thirty days’ prior telephonic notice to the Administrative Agent shall be sufficient provided that such telephonic notice shall be followed by a written notice to the Administrative Agent confirming the move.

8.3.         Records and Accounts.

(a)         CAI will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (iii) at all times engage KPMG LLP or other independent certified public accountants satisfactory to the Administrative Agent as the independent certified public accountants of CAI and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of CAI and its Subsidiaries and the appointment in such capacity of a successor firm as shall be reasonably satisfactory to the Administrative Agent.

(b)         From time to time upon the request of the Administrative Agent, each such Borrower shall deliver to the Administrative Agent a list of the names, addresses, face value, and dates of invoices for each debtor obligated on such an account receivable.  Such Borrower shall provide to the Administrative Agent upon request copies of leases to which any portion of the Collateral is subject.

8.4.         Financial Statements, Certificates and Information.  Such Borrower will deliver to each of the Lenders:

(a)          as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of CAI, the consolidated balance sheet of CAI and its Subsidiaries, as at the end of such year, and the related statement of income and statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of CAI or any of its Subsidiaries to continue as going concerns, by KPMG LLP or by other independent certified public accountants satisfactory to the Administrative Agent;

(b)         as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of CAI and its Subsidiaries, copies of the unaudited consolidated balance sheet of CAI and its Subsidiaries, as at the end of such quarter, and the related statement of income and statement of cash flow for the portion of the fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of CAI that the information contained in such financial statements fairly presents the financial position of CAI and its Subsidiaries on the date thereof (subject to year-end adjustments);

(c)         simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of CAI in substantially the form of Exhibit D hereto (a “Compliance Certificate”) and setting forth in reasonable detail computations evidencing compliance with the covenants contained in §10 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

(d)         (i) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or with any national securities exchange or sent to the stockholders of CAI or its Subsidiaries and (ii) promptly, and in any event within five (5) Business Days after receipt thereof by CAI or any of its Subsidiaries, copies of each notice or other correspondence received from the Securities and Exchange Commission or any national securities exchange concerning any investigation or possible investigation or other inquiry by such agency regarding any financial or other operational results of CAI or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

(e)         within forty-five days (45) days of the end of each calendar month and, in any case, simultaneously with the delivery of a Loan Request in accordance with §2.9, and at such other times as the Administrative Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month, the date of such Loan Request or other date so requested by the Administrative Agent, as the case may be;

(f)        simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a report listing the aggregate number of Containers owned, rented, leased or managed by the such Borrower and its Subsidiaries, together with monthly utilization rate and per diem rental rate information with respect to the Containers in form and detail satisfactory to the Administrative Agent; and

(g)         from time to time such other financial data and information (including, without limitation, accountants’ management letters and consolidating financial statements of CAI and its Subsidiaries) as the Administrative Agent or any Lender may reasonably request.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of any Borrower or any of its Subsidiaries hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a “Public Lender”).  The Borrowers hereby agree that so long as the Borrowers are the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” each Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer, the Swing Line Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in §16.4); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing or anything to the contrary contained herein, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC.”

8.5.         Notices.

8.5.1.  Defaults.  Each Borrower will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Borrowers propose to take with respect thereto.  If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation in excess of $5,000,000 in principal amount to which or with respect to which CAI or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, such Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

8.5.2.  Environmental Events.  Such Borrower will promptly give notice to the Administrative Agent and each of the Lenders (a) of any violation of any Environmental Law that CAI or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority required under any applicable Environmental Law or permit and (b) upon becoming aware of any inquiry, proceeding, investigation, or other action, including receipt of a written notice of potential environmental liability, of any Governmental Authority that in either case could have a Material Adverse Effect.

8.5.3.  Notification of Claim against Collateral.  Such Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any setoff, claims (including, with respect to environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent's rights with respect to the Collateral, are subject.

8.5.4.  Notice of Litigation and Judgments.  CAI will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting CAI or any of its Subsidiaries or to which CAI or any of its Subsidiaries is or becomes a party involving an uninsured claim against CAI or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on CAI or any of its Subsidiaries and stating the nature and status of such litigation or proceedings.  CAI will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against CAI or any of its Subsidiaries in an amount in excess of $5,000,000.

8.5.5.  Notice of ERISA Event.  CAI will, and will cause each of its Subsidiaries to, give prompt notice to the Administrative Agent and each of the Lenders in writing upon the occurrence of any ERISA Event.

8.6.         Legal Existence; Maintenance of Properties.  Each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, without providing the Administrative Agent with at least ten (10) Business Days written notice and the Administrative Agent having filed all necessary Uniform Commercial Code financing statements and taking such other actions in order to maintain the perfection of its Liens in all relevant jurisdictions, convert to a limited liability company or a limited liability partnership.  Each Borrower (i) will use commercially reasonable efforts to cause all of its properties and those of its Subsidiaries used or useful in the conduct of their business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this §8.6 shall prevent such Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or such Subsidiary’s business and that do not in the aggregate have a Material Adverse Effect.

8.7.        Insurance.  CAI will, and will cause each of its Subsidiaries to, maintain insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreement.

8.8.        Taxes.  CAI will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all Taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if CAI or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further, that CAI and each of its Subsidiaries will pay all such Taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

8.9.         Inspection of Properties and Books, Etc.

8.9.1.  General.  Subject to §16.4, each Borrower shall permit the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives upon reasonable advance notice and at reasonable time during normal business hours, to visit and inspect any of the properties of CAI or any of its Subsidiaries, to examine the books of account of CAI and its Subsidiaries (and to make copies thereof and extracts therefrom), to examine information systems and operational support systems relating to the administration and management of the Collateral and to discuss the affairs, finances and accounts of CAI and its Subsidiaries with, and to be advised as to the same by, its and their officers, and to conduct examinations and verifications (whether by internal commercial finance examiners or independent auditors) of all components included in the Borrowing Base, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request; provided that any such visit and inspection shall be at the expense of CAI not more than one time in any calendar year unless a Default or Event of Default is continuing (during which period any and all such visits and inspections shall be at the expense of CAI).

8.9.2.  Collateral Reports.  No more frequently than once during each calendar year, or more frequently as determined by the Administrative Agent if an Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, each Borrower will obtain and deliver to the Administrative Agent, or, if the Administrative Agent so elects, will cooperate with the Administrative Agent in the Administrative Agent's obtaining, a report of an independent collateral auditor satisfactory to the Administrative Agent (which may be affiliated with one of the Lenders) with respect to the Containers, Direct Finance Lease Receivables and/or the other components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Direct Finance Lease Receivables (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of such Borrower or any applicable Subsidiary), Containers (as to each, including verification as to the value, location and respective types).  Collateral value reports shall be conducted and made at the expense of CAI not more than one time in any calendar year unless a Default or Event of Default is continuing (during which period any and all such collateral value reports shall be at the expense of CAI).

8.9.3.  Communications with Accountants.  Each Borrower authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Lenders to communicate directly with such Borrower’s independent certified public accountants regarding the financial statements delivered pursuant to §8.4 and, in connection therewith, authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of CAI or any of its Subsidiaries.

8.10.            Compliance with Laws, Contracts, Licenses, and Permits.  CAI will, and will cause each of its Subsidiaries to, comply (a) in all material respects with the applicable laws and regulations wherever its business is conducted, including all applicable Environmental Laws, (b) with the provisions of its Governing Documents, (c) with all agreements and instruments by which it or any of its properties may be bound and (d) with all applicable decrees, orders, and judgments.  If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that CAI or any of its Subsidiaries may fulfill any of its obligations hereunder or under any of the other Loan Documents to which CAI or such Subsidiary is a party, CAI will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of CAI or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

8.11.       [Reserved].

8.12.      Use of Proceeds.  Each Borrower will use the proceeds of the Revolving Credit Loans and obtain Letters of Credit solely for the purposes set forth in §7.17.1.

8.13.      Bank Accounts.  Each Borrower will, and will cause each of the Guarantors to, together with the employees, agents and other Persons acting on behalf of such Borrower or such Guarantors, receive and hold in trust for the Administrative Agent and the Lenders all payments constituting proceeds of Collateral which come into their possession or under their control or are otherwise received by such Person and, immediately upon receipt thereof, deposit (or cause to be deposited) such payments in the form received, with any appropriate endorsements, in one of the Collection Accounts.  All such Collection Accounts shall be (i) with the Administrative Agent or (ii) shall be subject to an Account Control Agreement in favor of the Administrative Agent for the benefit of the Secured Parties.  The Administrative Agent’s control over any relevant Collection Account is subject to the Intercreditor Agreement, and the Administrative Agent shall not apply any funds received from time to time in the Collection Account in contravention of the terms of the Intercreditor Agreement.  For the avoidance of doubt, and subject to this §8.13, each Borrower and the Guarantors may have bank accounts not constituting Collection Accounts.

8.14.       [Reserved].

8.15.       New Domestic Subsidiary Guarantors; Collateral Security of Domestic Subsidiary Guarantors.

8.15.1.  New Domestic Subsidiary Guarantors.  In the event that (x) the aggregate book value of the assets held by all Domestic Subsidiaries who are not Guarantors or Securitization Entities exceeds 20% of the book value of the total assets of CAI and its Domestic Subsidiaries (excluding assets of Securitization Entities) or (y) the aggregate revenues of all Domestic Subsidiaries who are not Guarantors or Securitization Entities exceeds 20% of the total revenues of CAI and its Domestic Subsidiaries (excluding revenue of Securitization Entities), then CAI shall cause each relevant Domestic Subsidiary required so that the aggregate book value of the assets held by all of the Domestic Subsidiaries who are not Guarantors or Securitization Entities or the aggregate revenues of all Domestic Subsidiaries who are not Guarantors or Securitization Entities, in any case, no longer exceeds the applicable threshold set forth in clause (x) or (y) above, as applicable, as soon as practicable thereafter (but in no event more than fifteen (15) Business Days thereafter without the consent of the Administrative Agent), to execute and deliver to the Administrative Agent an instrument of joinder and accession, in form and substance satisfactory to the Administrative Agent, pursuant to which such Domestic Subsidiary shall join the Guaranty and the applicable Security Documents, subject to §8.15.2, and shall accede to all of the rights and obligations of a Guarantor hereunder and thereunder, and, pursuant thereto, shall, inter alia, guaranty the full payment and performance of the Obligations.  Further, each Borrower and such Domestic Subsidiary that is not a Securitization Entity shall execute and deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request in furtherance of the intent of this §8.15.1, including, without limitation, an updated Schedule 7.19(a), documentation of the type required to be supplied by the Borrowers and initial Guarantors as a condition precedent to the initial Revolving Credit Loans made hereunder pursuant to §11 hereof (including, without limitation, Uniform Commercial Code searches and filings and favorable opinions of counsel to such new Guarantor (which shall cover, among other things, the legality, validity, binding effect and enforceability) and documentation of the type required or reasonably requested to maintain compliance with §§6.1 and 6.2.

8.15.2.   Collateral Security of Domestic Subsidiaries that are not Securitization Entities.  With respect to Domestic Subsidiaries that are not Securitization Entities, in the event that (a) any proceeds of Collateral of any Borrower (or of a Guarantor if such assets are included in the Borrowing Base) are paid or otherwise deposited into an account (whether deposit, investment or other similar account) of such Domestic Subsidiary whose assets are not included in the Borrowing Base or (b) the Borrowers request that any Eligible Containers and/or Direct Finance Leases of such Domestic Subsidiary be included in the Borrowing Base, then, the Borrowers shall cause each such Domestic Subsidiary (including any such Domestic Subsidiary who is a Guarantor) to execute and deliver to the Administrative Agent any applicable Security Documents for the purpose of securing the Obligations, each in form, substance and governed by applicable law satisfactory to the Administrative Agent, in order to provide a first priority perfected security interest in the Collateral of such Domestic Subsidiary to the Administrative Agent on behalf of the Secured Parties.  Further, each Borrower and each such Domestic Subsidiary shall execute and deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request in furtherance of the intent of this §8.15.2, including, without limitation, documentation with respect to such Domestic Subsidiary of the type required to be supplied by the Borrowers and initial Guarantors as a condition precedent to the initial Revolving Credit Loans made hereunder pursuant to §11 hereof and, to the extent collateral security is granted pursuant to this §8.15.2, favorable opinions of counsel (including local counsel) to such Domestic Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the relevant documentation and creation and perfection of liens) and documentation of the type required or reasonably requested to maintain compliance with §§6.1 and 6.2.

8.16.      Intellectual Property; Operations Support Systems.  Each of the Borrowers and the Guarantors shall at all times own or otherwise have rights to use all IP Rights that are reasonably necessary for the operation of their respective businesses and the management and administration of all of the Collateral, without conflict with the rights of any other Person.  Each of the Borrowers and the Guarantors shall at all times own and/or have rights to use and maintain in good operating condition information systems and operational support systems that are reasonably necessary for the operation of its respective businesses and the management and administration of all of the Collateral.

8.17.      Foreign Subsidiary Guarantors.  In the event that (x) the aggregate book value of the assets held by all of Foreign Subsidiaries of CAL who are not Guarantors (other than a Securitization Entity) exceeds 20% of the book value of the total assets of CAL and its Foreign Subsidiaries (other than a Securitization Entity) or (y) the aggregate revenues of all of Foreign Subsidiaries of CAL who are not Guarantors (other than a Securitization Entity) exceeds 20% of the total revenues of CAL and its Foreign Subsidiaries (other than a Securitization Entity), then CAL shall cause each relevant Foreign Subsidiary (other than a Securitization Entity) required so that the aggregate book value of the assets held by all of the Foreign Subsidiaries of CAL who are not Guarantors (other than a Securitization Entity) or the aggregate revenues of all Foreign Subsidiaries of CAL who are not Guarantors (other than a Securitization Entity), in any case, no longer exceeds the applicable threshold set forth in clause (x) or (y) above, as applicable, as soon as practicable thereafter (but in no event more than fifteen (15) Business Days thereafter without the consent of the Administrative Agent), to execute and deliver to the Administrative Agent an instrument of joinder and accession, in form and substance satisfactory to the Administrative Agent, pursuant to which such Foreign Subsidiary shall join the Guaranty and the applicable Security Documents, and shall accede to all of the rights and obligations of a Guarantor hereunder and thereunder, and, pursuant thereto, shall, inter alia, guaranty the full payment and performance of the Obligations.  Further, each Borrower and each such Foreign Subsidiary shall execute and deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request in furtherance of the intent of this §8.17, including, without limitation, an updated Schedule 7.19(a), if applicable, documentation with respect to such Foreign Subsidiary of the type required to be supplied by the Borrowers and initial Guarantors as a condition precedent to the initial Revolving Credit Loans made hereunder pursuant to §11 hereof and, to the extent collateral security is granted pursuant to §8.18, favorable opinions of counsel (including local counsel) to such Foreign Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the relevant documentation and creation and perfection of liens) and documentation of the type required or reasonably requested to maintain compliance with §§6.1 and 6.2.

8.18.     Collateral Security of Foreign Subsidiary Guarantors.  In the event that (a) any proceeds of Collateral of any Borrower (or of a Guarantor if such assets are included in the Borrowing Base) are paid or otherwise deposited into an account (whether deposit, investment or other similar account) of a Foreign Subsidiary or (b) the Borrowers request that any assets of a Foreign Subsidiary be included in the Borrowing Base (but only if and to the extent that the inclusion of such assets in the Borrowing Base is acceptable to the Administrative Agent and the Administrative Agent determines that a security interest having priority and effect similar to a security interest granted in the United States would be obtainable), then, the Borrowers shall cause each relevant Foreign Subsidiary (including any Foreign Subsidiary who is a Guarantor) to execute and deliver to the Administrative Agent any applicable Security Documents for the purpose of securing the Obligations, in form, substance and governed by applicable law satisfactory to the Administrative Agent, in order to provide a first priority perfected security interest in the Collateral of such Foreign Subsidiary to the Administrative Agent on behalf of the Secured Parties.  Further, each Borrower and each such Foreign Subsidiary shall execute and deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request in furtherance of the intent of this §8.18, including, without limitation, documentation with respect to such Foreign Subsidiary of the type required to be supplied by the Borrowers and initial Guarantors as a condition precedent to the initial Revolving Credit Loans made hereunder pursuant to §11 hereof and, to the extent collateral security is granted pursuant to this §8.18, favorable opinions of counsel (including local counsel) to such Foreign Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the relevant documentation and creation and perfection of liens) and documentation of the type required or reasonably requested to maintain compliance with §§6.1 and 6.2.

8.19.      Further Assurances.  CAI will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

8.20.      Anti-Corruption Laws.  The Borrowers and their Subsidiaries shall (i) conduct their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and (ii) maintain policies and procedures designed to promote and achieve compliance with such laws.

9.  CERTAIN NEGATIVE COVENANTS.

Each of CAI (as to itself and its Subsidiaries) and CAL (as to itself) covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit, Swing Line Loan or Revolving Credit Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans or the L/C Issuer has any obligation to issue, extend or renew any Letters of Credit or the Swing Line Lender has any obligation to make Swing Line Loans:

9.1.       Restrictions on Indebtedness.  CAI will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a)          Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;

(b)         Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §8.8;

(c)          Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(d)         endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(e)         Indebtedness (in addition to similar Indebtedness permitted under clause (g) hereof) incurred in connection with the acquisition or lease after the Sixth Amendment Effective Date of any real or personal property by a Borrower or such Subsidiary or under any Capitalized Leases, provided that (i) the aggregate principal amount of such Indebtedness of CAI and its Subsidiaries for non-income producing properties shall not exceed $20,000,000 outstanding at any one time, (ii) such Indebtedness secured by income producing properties complies with the provisions of clause (l) hereof and (iii) the principal amount of such Indebtedness secured by or relating to the lease of any particular property shall not exceed 100% of the purchase price of such property;

(f)          Indebtedness existing on the Eighth Amendment Effective Date and listed and described on Schedule 9.1 hereto;

(g)          any renewal or refinancing of any Indebtedness permitted under this §9.1; provided that any such refinancing or renewal does not independently violate any restriction, basket, limitation or other provision of this §9;

(h)         Indebtedness of CAI and its Subsidiaries consisting of short-term trade credit extended to CAI or such Subsidiary in the ordinary course of such Person's business in connection with the acquisition of Containers and other equipment; provided that such Indebtedness shall not be in existence for more than 365 days after the occurrence of the transaction giving rise thereto;

(i)           Indebtedness in respect of Interest Rate Protection Agreements;

(j)           Indebtedness of a Subsidiary of the Borrowers to the Borrowers consisting of Investments permitted by §9.3(e);

(k)        Indebtedness consisting of obligations (contingent or otherwise) of CAI or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(l)           other Indebtedness consisting of either;

(i)           Indebtedness that is unsecured;

(ii)        Indebtedness that is secured; provided that any such secured Indebtedness either: (x) is secured by assets that are not commingled with the Collateral; (y) if secured by assets that are commingled with the Collateral, is subject to the Intercreditor Agreement; or (z) consists of Indebtedness of Excluded Subsidiaries;

(iii)         [reserved]; or

(iv)         other secured Indebtedness not to exceed $60,000,000 in the aggregate;

provided that both before and immediately after any such Indebtedness is incurred, no Default or Event of Default shall have occurred and be continuing and, with respect to Indebtedness described in §9.1(l)(i), §9.1(l)(ii), and §9.1(l)(iv), the proceeds of such Indebtedness are used solely for (A) repayments of Revolving Credit Loans pursuant to §3.3, (B) the acquisition of assets and fees, costs and expenses incurred in connection with the acquisition of assets or (C) for the refinancing of any such Indebtedness; and

(m)        Indebtedness incurred by a Securitization Entity in connection with a Permitted Securitization; provided that the secured party in such Permitted Securitization shall have joined the Intercreditor Agreement.

9.2.         Restrictions on Liens.

9.2.1.     Permitted Liens.  CAI will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; provided that precautionary assignments on assets sold by the Borrowers to Persons who are not Affiliates of the Borrower (in each case, as permitted hereunder) and subsequently managed by the Borrowers shall not be considered a Lien upon the property or assets of the Borrowers; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any “receivables” as defined in clause (g) of the definition of the term “Indebtedness,” with or without recourse; provided that CAI or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

(i)          Liens in favor of CAI on all or part of the assets of Subsidiaries of CAI (other than Collateral) securing Indebtedness owing by Subsidiaries of CAI to CAI;

(ii)       Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

(iii)      deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations other than any Lien imposed by ERISA;

(iv)         Liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by §9.1(c);

(v)         Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

(vi)        encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which CAI or a Subsidiary is a party, and other minor Liens, provided that none of such Liens (A) interferes materially with the use of the property affected in the ordinary conduct of the business of CAI and its Subsidiaries, and (B) individually or in the aggregate have a Material Adverse Effect;

(vii)        Liens existing on the Eighth Amendment Effective Date and listed on Schedule 9.2 hereto;

(viii)      purchase money security interests in or purchase money mortgages on real or personal property acquired (in the case of purchase money security interests) or leased (in the case of Capitalized Leases) after the Closing Date to secure purchase money Indebtedness or Capitalized Leases of the type and amount permitted by §9.1(e), which security interests or mortgages cover only the real or personal property so acquired or leased and any proceeds thereof (including, without limitation, leases, Accounts Receivable, instruments and documents);

(ix)         Liens in favor of the Administrative Agent for the benefit of the Secured Parties securing the Obligations;

(x)         Liens consisting of the interest of a lessee under any lease with respect to Containers where any Borrower or Guarantor is the lessor;

(xi)        Liens on the property listed on Schedule 9.2 hereto that are granted to secure any refinancing or renewal of Indebtedness permitted under §9.1, which refinancing or renewal is permitted under §9.1(g) hereof (subject to all the provisos contained therein); provided that either (A)(1) such Liens encumber the same property (and no additional assets or property of the Borrowers) as secured the Indebtedness that was so refinanced or renewed and (2) the aggregate amount of Indebtedness secured by such property has not increased as a result of such refinancing or renewal or (B) the Indebtedness secured by such liens is permitted under §9.1(l);

(xii)        interests of lessors in property leased to the Borrowers or a Subsidiary under §9.1(e);

(xiii)     other Liens on the assets of CAI and its Subsidiaries (other than Collateral) securing Indebtedness permitted under §9.1(l); provided that such Liens do not encumber (x) any Collateral or (y) IP Rights and information and operational support systems that are reasonably necessary for the operation of its respective businesses or relating to the administration and management of the assets included in the Borrowing Base; and

(xiv)      Liens incurred by a Securitization Entity on assets of such Securitization Entity securing Indebtedness permitted under §9.1(m).

9.2.2.     Restrictions on Upstream Limitations.  CAI will not, nor will it permit any of its Subsidiaries to (a) enter into or permit to exist any arrangement or agreement (excluding the Credit Agreement and the other Loan Documents) which directly or indirectly prohibits CAI or any of its Subsidiaries from creating, assuming or incurring any Lien upon any Collateral (other than the MHC Acquisition Agreement (as in effect on the Eighth Amendment Effective Date)), or (b) enter into any agreement, contract or arrangement (excluding the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary of any Borrower (other than any Excluded Subsidiary) to pay or make dividends or distributions in cash or kind to such Borrower (other than an agreement made by a Securitization Entity, an Excluded Subsidiary or any other Non-Guarantor Subsidiary (other than CAL Holding Company)), to make loans, advances or other payments of whatsoever nature to the Borrowers, or to make transfers or distributions of all or any part of its assets to the Borrowers; in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under §9.2.1, and (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by CAI or such Subsidiary in the ordinary course of its business.

9.3.       Restrictions on Investments.  CAI will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

(a)         marketable direct or guaranteed obligations of the United States of America or Japan that mature within one (1) year from the date of purchase by any Borrower;

(b)        demand deposits, certificates of deposit, bankers acceptances and time deposits of United States or Japanese banks having total assets in excess of $1,000,000,000;

(c)         securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of Japan or the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than “P 1” if rated by Moody's, and not less than “A 1” if rated by S&P;

(d)         Investments existing on the Eighth Amendment Effective Date and listed on Schedule 9.3 hereto;

(e)       (i) Investments by and between the Borrowers and the Guarantors, (ii) Investments by any Subsidiary of CAI who is not a Borrower or a Guarantor in any other Subsidiary of CAI who is not a Borrower or a Guarantor, (iii) [reserved], and (iv) subject to §§8.15 and 8.18, Investments by any Borrower or any Guarantor in any Subsidiary of CAI that is not a Borrower or a Guarantor including, without limitation, an Excluded Subsidiary; provided that the aggregate amount of such Investments under this clause (iv) does not exceed an amount equal to the greater of (A) $60,000,000 and (B) 25% of Shareholders’ Equity at any time; provided further that both before and immediately after any such Investment under this clause (iv), no Default or Event of Default shall have occurred and be continuing;

(f)          Investments consisting of the Guaranty and the guaranty provided by CAI pursuant to §17;

(g)         Investments consisting of advances to employees pursuant to the Staff Loan Program, provided that the aggregate amount of such Investments shall not exceed $1,500,000 at any time;

(h)          Investments by any Subsidiary of CAI who is not a Borrower or a Guarantor;

(i)           other Investments not exceeding $50,000,000 in the aggregate outstanding at any time;

(j)        Investments by CAI or any of its Subsidiaries in a Securitization Entity in connection with the establishment of a Permitted Securitization; provided, that no additional Investments shall be permitted in any Securitization Entity following the occurrence of any event that would permit (i) the early termination of any purchase or lending commitment thereunder, (ii) the commencement of amortization thereof earlier than scheduled, or (iii) the acceleration of any repayment obligations in respect thereof; and

(k)          Investments by CAI consisting of the transfer of 0.0001% of the Capital Stock of CAL to CAL General Partner and the transfer of 99.9999% of the Capital Stock of CAL to CAL Holding Company.

9.4.        Restricted Payments.  Neither any Borrower nor any of its Subsidiaries will make any Restricted Payments except that, so long as no Default or Event of Default then exists or would result from such payment, CAI may make Distributions:

(a)          (i) if the Total Leverage Ratio, as of the date of such Distribution on a pro forma basis after giving effect to such Distribution, is less than 3.00:1.00, without restriction, or (ii) if the Total Leverage Ratio, as of the date of such Distribution on a pro forma basis after giving effect to such Distribution, is equal to or greater than 3.00:1.00 and less than 3.50:1.00 (or, at any time that the Total Leverage Ratio has been increased to 4:00:1.00 pursuant to §10.1, less than 3.75:1.00), in an aggregate amount in any period of four fiscal quarters not to exceed (x) 100% of Consolidated Net Income for the most recently ended preceding period of four fiscal quarters of CAI, plus (y) the amount of net cash proceeds from the issuance of common or preferred equity securities by CAI during such four fiscal quarters, less (z) the amount (if any) of all previous Distributions during such four fiscal quarters under §9.4(a) and §9.4(b); and

(b)       notwithstanding the limitation in (a)(ii) above, in respect of ordinary and regularly scheduled dividends in respect of CAI’s preferred Capital Stock so long as the Borrowers are in compliance with the financial covenants set forth in §10.1 and §10.2 both before and after giving pro forma effect to the payment of such dividends.

9.5.         Merger, Acquisitions and Consolidation; Disposition of Assets.

9.5.1.    Mergers and Acquisitions.  CAI will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the MHC Acquisition and the acquisition of assets in the ordinary course of business consistent with past practices) except (a) the merger or consolidation of one or more of the Subsidiaries of CAI with and into any Borrower, with such Borrower as the surviving entity, or with and into a Subsidiary party to the Guaranty, with the Subsidiary party to the Guaranty as the surviving entity, or the merger or consolidation of two or more Subsidiaries of CAI so long as no such Subsidiary is a Borrower or a Guarantor and (b) Permitted Acquisitions.

9.5.2.     Disposition of Assets.  CAI will not, and will not permit any of its Subsidiaries (other than any Excluded Subsidiary) to, become a party to or agree to or effect any disposition of assets, other than (a) sales of assets by the Borrowers to a Securitization Entity in connection with a Permitted Securitization, (b) the disposition of assets in the ordinary course of business consistent with past practices, and (c) the transfer of 0.0001% of the Capital Stock of CAL to CAL General Partner and the transfer of 99.9999% of the Capital Stock of CAL to CAL Holding Company, in each case, in accordance with the MHC Acquisition Agreement (as in effect on the Eighth Amendment Effective Date); provided, that, in connection with any such disposition of Collateral under (a) or (b) above, after giving effect to any such disposition, the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of Swing Line Loans shall not at any time exceed the lesser of (A) the Total Commitment at such time and (B) the Borrowing Base at such time.

9.6.        Holding Company.  CAL Holding Company shall not incur any Indebtedness or Liens, or engage in any activity or own any property other than (i) the ownership of Capital Stock of CAL and, indirectly, any other subsidiary of CAL and (ii) activities and contractual rights incidental to maintenance of its corporate existence and its ownership of CAL.

9.7.         Compliance with Environmental Laws.  CAI will not, and will not permit any of its Subsidiaries, except in compliance with applicable Environmental Laws, to (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Materials, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials, (c) generate any Hazardous Materials on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Materials on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, where such violation would reasonably be expected to have a Material Adverse Effect.

9.8.         [Reserved].

9.9.       Business Activities.  CAI will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses of the ownership, management, leasing, sale and other operation of transportation equipment, transportation finance and logistics, and in businesses related to the foregoing.

9.10.     Fiscal Year.  CAI will not, and will not permit any of its Subsidiaries (other than CAL, to the extent permitted in Section 7.4.1 and Securitization Entities) to, change the date of the end of its fiscal (or financial) year from that set forth in §7.4.1.

9.11.       Transactions with Affiliates.

9.11.1.  Except as otherwise permitted by the terms of §7.15, CAI will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of such Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm’s-length basis in the ordinary course of business (other than transactions consisting of the MHC Acquisition).

9.11.2.  In providing management and remarketing services with respect to the Containers and Direct Finance Leases included in the calculation of the Borrowing Base, CAI will not, and will not permit any of its Subsidiaries, to discriminate against such Containers and Direct Finance Leases in providing such management and remarketing services, and will provide such services with the same skill and care with which it manages all containers and leases included in its managed fleet.

9.12.      Amendment to Intercreditor Agreement.  The Borrowers will not amend, modify or waive the terms of the Intercreditor Agreement except in accordance with the express terms of the Intercreditor Agreement.

9.13.       [Reserved].

9.14.     Sanctions.  CAI will not, and will not permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arrangers, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

9.15.      Anti-Corruption Laws.  The Borrowers and their Subsidiaries shall not directly or indirectly use the proceeds of any L/C Borrowing or Revolving Credit Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

10.  FINANCIAL COVENANTS.

Each Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit, Swing Line Loan or Revolving Credit Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans or the L/C Issuer has any obligation to issue, extend or renew any Letters of Credit or the Swing Line Lender has any obligation to make Swing Line Loans:

10.1.      Maximum Total Leverage Ratio.  The Borrowers will not permit, at any time, the Total Leverage Ratio to be more than 4.00:1.00.  In the event that any of the Borrowers or their Subsidiaries enters into a material financing facility that includes a maximum total leverage ratio of less than 4.00:1.00, based on definitions consistent with those herein, the maximum Total Leverage Ratio under this §10.1 shall be reduced to 3.75:1.00.

10.2.     Minimum Fixed Charge Coverage Ratio.  The Borrowers will not permit, as at the end of any Reference Period, the ratio of (a) Consolidated Operating Cash Flow for such Reference Period to (b) Consolidated Total Debt Service for such Reference Period to be less than 1.20:1.00.

11.  CLOSING CONDITIONS.

The obligations of the Lenders to make the initial Revolving Credit Loans and of the L/C Issuer to issue any initial Letters of Credit and of the Swing Line Lender to make Swing Line Loans on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

11.1.      Loan Documents Etc.  Each of the Loan Documents, including without limitation, a Guaranty by CAI Rail, shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders.  Each Lender shall have received a fully executed copy of each such document.

11.2.      Certified Copies of Governing Documents.  The Administrative Agent shall have received from each Borrower and each Guarantor a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification.

11.3.      Corporate or Other Action.  All corporate (or other) action necessary for the valid execution, delivery and performance by each Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to the Administrative Agent.

11.4.     Incumbency Certificate.  The Administrative Agent shall have received from each Borrower and each Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower or such Guarantor, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrowers or such Guarantor, each of the Loan Documents to which such Borrower or such Guarantor is or is to become a party; (b) in the case of the Borrowers, to make Loan Requests, Swing Line Loan Notices and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

11.5.       Validity of Liens.  The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and Lien upon the Collateral.  All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected.  The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

11.6.       Perfection Certificates and UCC Search Results.  The Administrative Agent shall have received from each Borrower and, to the extent required in accordance with §§8.15.2 and 8.18, each Guarantor, completed and fully executed Perfection Certificates and the results of Uniform Commercial Code searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

11.7.       Borrowing Base Report.  The Administrative Agent shall have received from the Borrowers the initial Borrowing Base Report, dated as of the Closing Date.

11.8.      Financial Condition.  The Administrative Agent and each of the Lenders shall have received from the Borrowers the financial statements referred to in §7.4.2 and shall be satisfied that such financial statements fairly represent the financial position of the Borrowers as of the respective dates of such financial statements.

11.9.      Opinion of Counsel.  Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from (a) Perkins Coie LLP, counsel to the Borrowers and their Subsidiaries, (b) Clarke Gittens Farmer, special Barbados counsel to CAL and (c) any local counsel to the Borrowers and their Subsidiaries.

11.10.     Payment of Fees.  The Borrowers shall have paid to the Lenders or the Administrative Agent, as appropriate, the fees referred to in §5.1, together with the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel as of the Closing Date.

11.11.     No Material Adverse Change.  There shall not occurred a material adverse change in (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of CAI or any of its Subsidiaries, taken as a whole, since December 31, 2012 and (b) the facts and information represented to date to the Administrative Agent and the Lenders.

11.12.     Commercial Financial Examination, Etc.  The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a commercial finance examination of CAI and its Subsidiaries, and any such additional appraisal reports or other reports or certifications as the Administrative Agent may reasonably request.

Without limiting the generality of the provisions of §14.4, for purposes of determining compliance with the conditions specified in this §11, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

12.  CONDITIONS TO ALL BORROWINGS.

The obligations of the Lenders to make any Revolving Credit Loan, and of the Administrative Agent to issue, extend or renew any Letter of Credit, or of the Swing Line Lender to make any Swing Line Loans, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

12.1.      Representations True; No Event of Default.  Each of the representations and warranties of any of the Borrowers and their Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Revolving Credit Loan, or such Swing Line Loan, or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing or would result from the making of such Revolving Credit Loan, or such Swing Line Loan, or the issuance, extension or renewal of such Letter of Credit.  The Administrative Agent shall have received a certificate of the Borrowers signed by an authorized officer of the Borrowers to such effect.

12.2.     No Legal Impediment.  No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make any Revolving Credit Loan, Swing Line Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew such Letter of Credit.

12.3.       Governmental Regulation.
Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

12.4.     Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent's Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

12.5.            Borrowing Base Report.  The Administrative Agent shall have received the most recent Borrowing Base Report required to be delivered to the Administrative Agent in accordance with §8.4(e).

12.6.            Borrowing Base Compliance.  Immediately before and after giving effect to the credit extensions requested, the sum of the outstanding amount of the Revolving Credit Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of Swing Line Loans shall not exceed the lesser of (i) the Total Commitment at such time and (ii) the Borrowing Base at such time.

13.  EVENTS OF DEFAULT; ACCELERATION; ETC.

13.1.            Events of Default and Acceleration.  If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)         any Borrower shall fail to pay any principal of the Revolving Credit Loans, Swing Line Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and, except in the case of an acceleration of the maturity of the Revolving Credit Loans, in which case an Event of Default shall occur immediately, such failure shall continue for a period of five (5) days;

(b)          any Borrower or any of its Subsidiaries shall fail to pay any interest on the Revolving Credit Loans or the Swing Line Loans, any fees or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and, except in the case of an acceleration of the maturity of the Revolving Credit Loans, in which case an Event of Default shall occur immediately, such failure shall continue for a period of five (5) days;

(c)          any Borrower shall fail to comply with (i) any of its covenants contained in §§8.1, 8.2 (other than, with respect to the Borrowers, moves within the State of California), 8.4(e), 8.5, 8.9, 8.12, 9 or 10 or any of the covenants contained in any of the Security Documents (provided, that this reference to covenants in the Security Documents shall not abridge grace periods provided therein with respect to certain Defaults also addressed in this Agreement or (ii) any of its covenants contained in §8.4 (except for clause (e) thereof) and such failure shall continue unremedied for ten (10) days;

(d)         any Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this §13.1) for fifteen (15) days after written notice of such failure has been given to the Borrowers by the Administrative Agent;

(e)         any representation or warranty of any Borrower or any of its Subsidiaries in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false, incorrect or incomplete in any material respect upon the date when made or deemed to have been made or repeated;

(f)         any Borrower or any of its Subsidiaries shall (x) fail to pay at maturity, or within any applicable period of grace, (i) any obligation for borrowed money or credit received in an aggregate principal amount in excess of $50,000,000, (ii) any obligation in respect of any Capitalized Leases in an aggregate amount in excess of $50,000,000, (iii) any obligation in respect of any operating leases with respect to which the present value (calculated at a discount rate of nine percent (9%) per annum) of the future obligations of the Borrowers and their Subsidiaries thereunder exceeds $50,000,000, or (iv) any obligation under any documentation of Indebtedness incurred in connection with a Permitted Securitization in an aggregate amount in excess of $50,000,000 (including any “termination event”, “event of termination” or any default or event of default thereunder), or (y) fail to observe or perform any material term, covenant or agreement contained in any agreement referenced in clauses (i) through (iv) above for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or require the prepayment, repurchase, redemption or defeasance thereof or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

(g)        (i) any Borrower, any Guarantor or any Material Subsidiary shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Borrower , such Guarantor or such Material Subsidiary or of any substantial part of the assets of such Borrower, such Guarantor or such Material Subsidiary or shall commence any case or other proceeding relating to such Borrower, such Guarantor or such Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing; or (ii) if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Borrower, any Guarantor or any Material Subsidiary and, with respect to this clause (ii) only, (x) such Borrowers, such Guarantor or such Material Subsidiary shall indicate its approval thereof, consent thereto or acquiescence therein or (y) such petition or application shall not have been dismissed within thirty (30) days following the filing thereof;

(h)       a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower, any Guarantor or any Material Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower, any Guarantor or any Material Subsidiary in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(i)          there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against any Borrower or any of its Subsidiaries exceeds in the aggregate $5,000,000;

(j)            [reserved];

(k)            if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Administrative Agent's Liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(l)            (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000;

(m)            any Borrower, any Guarantor or any Material Subsidiary shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any part of its business if such circumstance could reasonably be expected to have a Material Adverse Effect, and such order shall continue in effect for more than thirty (30) days;

(n)            there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

(o)            there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

(p)            any Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against any Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Borrower or such Subsidiary included in the Borrowing Base or any assets of any Borrower or such Subsidiary not included in the Borrowing Base but having a fair market value in excess of $5,000,000; or

(q)          a Change of Control shall occur;

then, and in any such event, so long as the same may be continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, by notice in writing to the Borrowers declare all amounts owing with respect to this Agreement, the Revolving Credit Notes and the other Loan Documents and all Reimbursement Obligations and Swing Line Loans to be, and they shall thereupon forthwith become, immediately due and payable and the require the Borrowers to provide Cash Collateral for all L/C Exposure, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in §§13.1(g) or 13.1(h), all such amounts shall become immediately due and payable and the Borrowers shall be required to provide Cash Collateral for all L/C Exposure, in each case, automatically and without any requirement of notice from the Administrative Agent or any Lender.

13.2.      Termination of Commitments.  If any one or more of the Events of Default specified in §§13.1(g) or 13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Revolving Credit Lenders shall be relieved of all further obligations to make Revolving Credit Loans to the Borrowers, the Swing Line Lender shall be relieved of all further obligations to make Swing Line Loans to the Borrowers and the L/C Issuer shall be relieved of all further obligations to issue, extend or renew Letters of Credit.  If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Revolving Lenders shall be relieved of all further obligations to make Revolving Credit Loans, the Swing Line Lender shall be relieved of all further obligations to make Swing Line Loans to the Borrowers and the L/C Issuer shall be relieved of all further obligations to issue, extend or renew Letters of Credit.  No termination of the credit hereunder shall relieve any Borrower or any of its Subsidiaries of any of the Obligations.

13.3.       Remedies.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)          declare the commitment of each Lender to make Revolving Credit Loans and any obligation of the L/C Issuer to issue or extend any Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

(b)         declare the unpaid principal amount of all outstanding Revolving Credit Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)         require that the Borrower Cash Collateralize the L/C Exposure (in an amount equal to the Maximum Drawing Amount and any unpaid Reimbursement Obligations with respect thereto); and

(d)         subject to the terms and conditions of the Intercreditor Agreement, exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to issue or extend Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Revolving Credit Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Exposure as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

13.4.      Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a)         First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

(b)         Second, to all other Obligations (including without limitation Obligations of each Borrower and its Subsidiaries to any Secured Party with respect to Interest Rate Protection Agreements, Swap Contracts and Cash Management Agreements); provided that distributions shall be made (A) with respect to any fees owing to the Administrative Agent and the Lenders, ratably among the Administrative Agent and any Lenders to which such fees are owed, and (B) with respect to each type of other Obligations owing to the Lenders such as interest, principal, fees and expenses and amounts owing under Interest Rate Protection Agreements and Swap Agreements, ratably among the Lenders, and (C) otherwise in such order or preference as the Required Lenders may determine.  In determining “Obligations” for purposes of clauses (A) and (B), the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

(c)         Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders, Secured Parties and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to §9-608(a)(1)(C) or 9‑615(a)(3) of the Uniform Commercial Code of the State of New York; and

(d)          Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

14.  THE ADMINISTRATIVE AGENT.

14.1.      Appointment and Authority.  Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

14.2.       Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with CAI or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

14.3.       Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Delinquent Lender in violation of any Debtor Relief Law;

(c)         shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to CAI or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; and

(d)         the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Eligible Assignees.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is an Eligible Assignee or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Eligible Assignee.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent believes in good faith to be necessary, under the circumstances as provided in §§16.13 and 13.3) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrowers, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in §§11 or 12 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

14.4.       Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of any Revolving Credit Loan, Swing Line Loan or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Revolving Credit Loan, Swing Line Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

14.5.      Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this §14 shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

14.6.       Resignation or Removal of Administrative Agent.

(a)         The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers if no Event of Default shall have occurred and be continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)         If the Person serving as Administrative Agent is a Delinquent Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)        With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in §5.2.2(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this §14 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)         Any resignation by an Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  If an Administrative Agent resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Exposure with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unpaid Reimbursement Obligations pursuant to §4.2.  If a Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to §2.10.3.  Upon the appointment by the Borrowers of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Delinquent Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the prior L/C Issuer or Swing Line Lender to effectively assume the obligations of such prior Lender with respect to such Letters of Credit.

14.7.     Replacement of Lender.  If any Lender (a) requests compensation under §§5.6 or 5.7, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to §5.6, or (b) is a Delinquent Lender, then CAI may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, §15), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)          the Borrowers shall have paid to the Administrative Agent the assignment fee specified in §15.1.2;

(b)         such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under §5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)         in the case of any such assignment resulting from a claim for compensation under §§5.6 or 5.7 or payments required to be made pursuant to §5.6, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)          such assignment does not conflict with applicable laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

14.8.       Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

14.9.     No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arrangers, Book Runner, Syndication Agent, or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

14.10.    Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Revolving Credit Loan, Swing Line Loan or Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)         to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Credit Loans, Swing Line Loans or Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder (including under §§5.1, 16.2 and 16.3).

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, the Swing Line Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

14.11.    Collateral and Guaranty Matters.  The Lenders, the Swing Line Lender and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)         to release, or authorize the release of, any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Total Commitments and payment in full in cash of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold, to be sold or otherwise disposed of as part of or in connection with any disposition or other transaction permitted hereunder or under any other Loan Document, (iii) if such release is permitted under §6.3 or (iv) subject to §16.13, if approved, authorized or ratified in writing by the Required Lenders;

(b)         to subordinate, or authorize the subordination of, any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by §9.2.1; and

(c)       to release, or authorize the release of, any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this §14.11.

14.12.    Intercreditor and Collateral Arrangements.  Each of Lenders, the Swing Line Lender and the L/C Issuer irrevocably authorizes the Administrative Agent, for and on behalf of the Secured Parties, to be the representative of the Secured Parties in connection with, and to enter into on behalf of the Secured Parties (i) the Intercreditor Agreement, and (ii) upon the request of CAI with reasonable advance notice to the Administrative Agent and so long as no Default or Event of Default exists, any collateral agency arrangements (including any agreements, certificates, documents and instruments relating thereto or to the transactions contemplated thereby) with a collateral agent or collateral trustee and the issuer(s) of any Indebtedness (and holders of Liens in respect thereof) permitted hereunder for the purposes of, among other things, administering the Liens held for the benefit of the Secured Parties in the Collateral, such collateral agency arrangements and related documentation to be in form and substance satisfactory to the Administrative Agent.  Upon the reasonable request of CAI, the Administrative shall cooperate in good faith with CAI in its efforts to coordinate the intercreditor and collateral agency arrangements described above.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority pursuant to this §14.12 to enter into the transactions contemplated by the first sentence of this §14.12 and any and all agreements, documents and instruments relating thereto.

14.13.     ERISA Representations.

14.13.1.Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(a)         Such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(b)         the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(c)         (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(d)       such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

14.13.2. In addition, unless sub-clause (a) in the immediately preceding §14.13.1 is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (d) in the immediately preceding §14.13.1, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(a)         None of the Administrative Agent, the Arrangers, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);

(b)      the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(c)      the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);

(d)      the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(e)         no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers, or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

14.13.3.  The Administrative Agent and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, breakage or other early termination fees or fees similar to the foregoing.

14.14.     Recovery of Erroneous Payments.  Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or the L/C Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party  in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

15.  ASSIGNMENT AND PARTICIPATION.

15.1.       Conditions to Assignment.

15.1.1 .  Successors and Assignment Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of §15.1.2 (ii) with the consent of the Borrowers (such consent not to be unreasonably withheld), (iii) by way of participation in accordance with the provisions of §15.1.4, or (iv) by way of pledge or assignment of a security interest subject to the restrictions of §15.1.5 (and any other attempted assignment or transfer by any party hereto shall be null and void (except for  assignment to a Disqualified Institution, but the provisions of §15.1.2(h) shall apply).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in §15.1.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Swing Line Lender, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

15.1.2.  Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Credit Loans (including for purposes of this §15.1.2, participations in Letters of Credit and in Swing Line Loans) at the time owing to it); provided that

(a)        except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Revolving Credit Loans, as the case may be, at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Revolving Credit Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Revolving Credit Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(b)         each partial assignment of Commitments and Revolving Credit Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Credit Loans, participations in Swing Line Loans and Letters of Credit or the Commitment assigned, except that this clause (b) shall not apply to rights in respect of Swing Line Loans of the Swing Line Lender;

(c)         any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender (such approval not to be unreasonably withheld) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);

(d)         the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500.00 (provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(e)         so long as no Event of Default has occurred and is continuing, no such assignment shall be made to a Person who is not an Eligible Assignee without the consent of CAI (such consent not to be unreasonably withheld; provided that the withholding of consent to an assignment (i) to a Disqualified Institution or (ii) which results in additional costs pursuant to §§5.6, 5.7 and 5.10 shall be deemed reasonable);

(f)          no such assignment shall be made (A) to the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries, (B) to any Delinquent Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person; and

(g)        in connection with any assignment of rights and obligations of any Delinquent Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Delinquent Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities under this Agreement then owed by such Delinquent Lender to the Administrative Agent, the L/C Issuer, any Lender hereunder or the Borrowers (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Delinquent Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Delinquent Lender for all purposes of this Agreement until such compliance occurs.

(h)         Disqualified Institutions.

(i)        No assignment shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented (or the Borrower’s consent is not required) to such assignment as otherwise contemplated by §15.1.2(e), in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment).   For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), such assignee shall not retroactively be considered a Disqualified Institution.  Any assignment in violation of this clause (h)(i) shall not be void, but the other provisions of this clause (h) shall apply.

(ii)       If any assignment is made to any Disqualified Institution without CAI’s prior consent in violation of clause (i) above, the Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Loans held by Disqualified Institutions, prepay such Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this §15.1.2), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in §15.1.2(d), (ii) such assignment does not conflict with applicable Laws and (iii) in the case of clause (B), the Borrowers shall not use the proceeds from any Loans to prepay Loans held by Disqualified Institutions.

(iii)        Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)        The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrowers and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to §15.1.3, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of §§5.6, 5.7, 5.9, 16.2 and 16.3 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrowers (at its expense) shall execute and deliver a Revolving Credit Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with §15.1.4.  The Administrative Agent shall use commercially reasonable efforts to provide the Borrowers with prompt notice of any assignment hereunder.

15.1.3.  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Revolving Credit Loans, the Swing Line Loan and participations in Letters of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of the Borrowers, the Swing Line Lender and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

15.1.4.   Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a Delinquent Lender, a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries or any competitor of the Borrowers) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Revolving Credit Loans (including such Lender’s participations in Letters of Credit and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to §16.13(a) that affects such Participant.  Subject to §15.1.5, the Borrowers agree that each Participant shall be entitled to the benefits of §§5.6, 5.7 and 5.9, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to §15.1.2.  To the extent permitted by law, each Participant also shall be entitled to the benefits of §16.1 as though it were a Lender, provided such Participant agrees to be subject to §16.1 as though it were a Lender.

15.1.5.  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Credit Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

15.1.6.  Electronic Execution of Assignments.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Requests, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

15.1.7.  Resignation as L/C Issuer and Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Revolving Credit Loans pursuant to §15.1.2 above, Bank of America may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrowers, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all Letters of Credit and Reimbursement Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unpaid Reimbursement Obligations pursuant to §4).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to §2.10.  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

16.  PROVISIONS OF GENERAL APPLICATIONS.

16.1.       Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Delinquent Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of §2.12 and, pending such payment, shall be segregated by such Delinquent Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Delinquent Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Delinquent Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.  Notwithstanding the above, all proceeds of the Collateral shall be administered pursuant to the Intercreditor Agreement.

16.2.      Expenses.  Each Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender, the Swing Line Lender or the L/C Issuer (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, any Lender, the Swing Line Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this §16.2, or (B) in connection with the Revolving Credit Loans or Swing Line Loans made or Letters of Credit issued hereunder, including all such reasonable out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Credit Loans or Swing Line Loans or Letters of Credit.  All amounts due under this §16.2 shall be payable not later than ten Business Days after demand therefor.  The agreements in this §16.2  shall survive the resignation of the Administrative Agent, the Swing Line Lender and the L/C Issuer, the replacement of any Lender, the termination of the Total Commitment and the repayment, satisfaction or discharge of all the other Obligations.

16.3.       Indemnification; Payments Set Aside.

16.3.1.   Indemnification. (2) Each Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in §5.2.2), (ii) any Revolving Credit Loan, Swing Line Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the activities or operations of the Borrower or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Without limiting the provisions of §5.2.2(c), this §16.3.1 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)        To the extent that either Borrower for any reason fails to indefeasibly pay any amount required under §16.2 or §16.3.1(a) to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Revolving Credit Exposure and unused Commitments at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity.  The obligations of the Lenders under this clause (b) are subject to the provisions of §2.8.3.

(c)       To the fullest extent permitted by applicable law, each Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Credit Loan or Swing Line Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in clause (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)          All amounts due under this Section shall be payable not later than twenty (20) Business Days after demand therefor.

(e)         The agreements in this Section and the indemnity provisions of §16.6.5 shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

16.3.2.  Payments Set Aside.  To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

16.4.       Treatment of Certain Confidential Information.

16.4.1.   Confidentiality.  Each of the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms hereof), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided that the Administrative Agent shall use commercially reasonable efforts to provide notice to the Borrowers of any such request, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent shall use commercially reasonable efforts to provide notice to the Borrowers upon becoming aware of such requirement, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Swing Line Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers and not as a result of any violation of any confidentiality obligation to the Borrowers.

For purposes of this Section, “Information” means all information received from the Borrowers or any Subsidiary relating to the Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender, the Swing Line Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrowers or any Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

16.4.2.   Non-Public Information.  Each of the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including Federal and state securities laws.

16.4.3.   Customary Advertising Material.  The Administrative Agent and the Lenders acknowledge that CAI is a reporting company under the Securities Exchange Act of 1934, and that information regarding CAI and the other Loan Parties may be material non-public information.  Accordingly, the Administrative Agent and the Lenders agree that, following the Sixth Amendment Effective Date, they may use the name, product photographs, logo or trademark of the Loan Parties in customary advertising material relating to the transactions contemplated hereby, only with the advance consent of CAI.  Any such consent shall be in writing (which may be in the form of email correspondence).  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, Arrangers, Documentation Agents, and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments; provided, that without the written consent of CAI, such disclosure will be limited to information that has been made publicly-available by CAI in filings with the Securities and Exchange Commission, unless such service providers have agreed to maintain the confidentiality of such information.

16.5.      Survival of Covenants, Etc.  All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of CAI or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Revolving Credit Loans, the Swing Line Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Agreement.  All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of CAI or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by CAI or such Subsidiary hereunder.

16.6.       Notices.

16.6.1.  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in §16.6.2 below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to the Borrowers, the Guarantors, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 16.6.1; and

(ii)         if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in §16.6.2, shall be effective as provided in §16.6.2.

16.6.2.  Electronic Communications.  Notices and other communications to the Lenders, the Swing Line Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, the Swing Line Lender or the L/C Issuer pursuant to §§2, 3 and 4 if such Lender, the Swing Line Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

16.6.3.   The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender, the L/C Issuer, the Swing Line Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrowers, any Lender, the Swing Line Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

16.6.4.   Changes of Address.  Each of the Borrowers, the Administrative Agent, the L/C Issuer, and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

16.6.5.   Reliance by Administrative Agent and the Lenders.  The Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders shall be entitled to rely and act upon any notices (including any Communication executed using an Electronic Signature, or in the form of an Electronic Record, telephonic Loan Requests and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, the Swing Line Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

16.7.      No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent (at the request or with the consent of the Required Lenders as so required by this Agreement and the other Loan Documents) in accordance with §13.3 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with §16.1 (subject to the terms of §2.8.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to §13.3 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to §2.8.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

16.8.       Governing Law; Jurisdiction, Etc..

(a)        GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)      SUBMISSION TO JURISDICTION.  EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS  AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)     WAIVER OF VENUE.  EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)       SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN §16.6.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

16.9.       Headings.  The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

16.10.     Counterparts; Electronic Signatures.

16.10.1.  Counterparts.  This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument.  In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Delivery by facsimile or other electronic transmission by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered

16.10.2.  Electronic Signatures.  This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such Loan Party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

16.11.     Entire Agreement, Etc.  The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §16.13.

16.12.    Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

16.13.    Consents, Amendments, Waivers, Etc.  Any consent or approval required or permitted by this Agreement to be given by the Lenders may be given, and any term of this Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers or any of their Subsidiaries of any terms of this Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Required Lenders and acknowledged by the Administrative Agent. Notwithstanding the foregoing, no amendment, modification or waiver shall:

(a)        without the written consent of the Borrowers and each Lender directly affected thereby:

(i)         reduce or forgive the principal amount of any Revolving Credit Loans, Swing Line Loans or Reimbursement Obligations, or reduce the rate of interest on the Revolving Credit Loans or the amount of the Commitment Fee or Letter of Credit Fees (other than interest accruing pursuant to §5.10.2 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto);

(ii)       increase the amount of such Lender’s Commitment or extend the expiration date of such Lender's Commitment or reinstate any Commitment that has been terminated;

(iii)         postpone or extend the Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Revolving Credit Loans, the Swing Line Loans or Reimbursement Obligations or any fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to §5.10.2, and (B) any vote to rescind any acceleration made pursuant to §13.1 of amounts owing with respect to the Revolving Credit Loans and other Obligations shall require only the approval of the Required Lenders); and

(iv)        other than pursuant to a transaction permitted by the terms of this Agreement, release in one transaction or a series of related transactions all or substantially all of the Collateral (excluding if the Borrowers or any Subsidiary of the Borrowers becomes a debtor under the federal Bankruptcy Code, the release of “cash collateral”, as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders) or release all or substantially all of the Guarantors from their guaranty obligations under the Guaranty;

(b)         without the written consent of all of the Lenders, waive a Default or Event of Default under §13.1(a) or §13.1(b), amend or waive this §16.13 or the definition of Required Lenders or change §§13.4, 16.1 or other sections hereof requiring pro rata sharing of payments in a manner that would alter the pro rata sharing of payments required thereby;

(c)        (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;

(d)          without the written consent of each Lender directly affected thereby, waive any condition set forth in §11.

Notwithstanding anything to the contrary herein, no Delinquent Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Delinquent Lenders), except that (x) the Commitment of any Delinquent Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Delinquent Lender more adversely than other affected Lenders shall require the consent of such Delinquent Lender.

16.14.   Severability.  The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

16.15.   USA PATRIOT Act; Beneficial Ownership Regulations.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers and/or their Subsidiaries, which information includes the name and address of the Borrowers or their Subsidiaries and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers and their Subsidiaries in accordance with the Act. Each Borrower shall, promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act and the Beneficial Ownership Regulation.

16.16.    Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

16.17.   No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, and the Lenders, on the other hand, (B) each of the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to the Borrowers, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arrangers, nor any Lender has any obligation to disclose any of such interests to the Borrowers, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrowers and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

16.18.     Acknowledgment and Consent to Bail-In of Affected Financial Institutions.  Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer  that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

16.19.    Acknowledgment Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

16.19.1.  In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

16.19.2.  As used in this §16.19, the following terms have the following meanings:

BHC Act Affiliate.  An “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

Covered Entity.  Any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

Default Right.  A “default right” as defined in, and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

QFC.  A “qualified financial contract” as defined in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

17.  GUARANTY.

17.1.       Guaranty.  Each Borrower hereby absolutely and unconditionally guarantees in favor of the Administrative Agent, for the benefit of the Secured Parties, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations of each other Borrower, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Lenders in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”).  The Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Borrower, and conclusive for the purpose of establishing the amount of the Guaranteed Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Borrower under this Guaranty, and each Borrower hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

17.2.      Rights of Lenders.  Each Borrower consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations.  Without limiting the generality of the foregoing, each Borrower consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Borrower under this Guaranty or which, but for this provision, might operate as a discharge of such Borrower.

17.3.      Certain Waivers.  Each Borrower waives (a) any defense arising by reason of any disability or other defense of such Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Lender) of the liability of such Borrower; (b) any defense based on any claim that such Borrower’s obligations exceed or are more burdensome than those of any other Borrower; (c) the benefit of any statute of limitations affecting such Borrower’s liability hereunder; (d) any right to proceed against any other Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the power of any Lender whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.  Each Borrower expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.  Each Borrower waives any rights and defenses that are or may become available to such Borrower by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code.  As provided below, the guaranty contained in this §17 shall be governed by, and construed in accordance with, the laws of the State of New York.  The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this guaranty or the Guaranteed Obligations.

17.4.      Obligations Independent.  The obligations of each Borrower hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against such Borrower to enforce this Guaranty whether or not any other Borrower or any other person or entity is joined as a party.

17.5.      Subrogation.  No Borrower shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid in full in cash and performed in full and the Commitments are terminated.  If any amounts are paid to a Borrower in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Lenders to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

17.6.      Termination; Reinstatement.  This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments with respect to the Guaranteed Obligations are terminated.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower is made, or any of the Lenders exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Lenders in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lenders are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of each Borrower under this paragraph shall survive termination of this Agreement and/or this Guaranty.

17.7.      Subordination.  Each Borrower hereby subordinates to the indefeasible payment in full in cash of all Guaranteed Obligations the payment of all obligations and indebtedness of each Borrower to any other Borrower, whether now existing or hereafter arising, excluding the Excluded Intercompany Obligations, but including but not limited to any obligation of any Borrower to any other Borrower as subrogee of the Lenders or resulting from any Borrower’s performance under this Guaranty.  Notwithstanding the subordination pursuant to the foregoing sentence, each Borrower may continue to make payments to any other Borrower in the ordinary course of business, unless:  (i) a Default or Event of Default has occurred and is continuing; and (ii) Administrative Agent shall have notified the Borrowers in writing that payments of obligations that have been subordinated pursuant to this §17 should lapse until such Default or Event of Default has been cured.

17.8.       Stay of Acceleration.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each other Borrower immediately upon demand by the Lenders.

17.9.      Condition of Borrowers.  Each Borrower acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each other Borrower and any other guarantor such information concerning the financial condition, business and operations of such other Borrower and any such other guarantor as each Borrower requires, and that none of the Lenders has any duty, and no Borrower is relying on the Lenders at any time, to disclose to such Borrower any information relating to the business, operations or financial condition of any other Borrower or any Guarantor. Each Borrower hereby waives any duty on the part of the Lenders to disclose such information and any defense relating to the failure to provide the same.

18.  ACKNOWLEDGEMENT.

In connection with all aspects of each transaction contemplated hereby, the Borrowers acknowledge and agree, and acknowledge their Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers and its respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, and the Borrowers are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and the Arrangers each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor the Arrangers has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or and the Arrangers has advised or is currently advising the Borrowers or any of their respective Affiliates on other matters) and neither the Administrative Agent nor the Arrangers has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent nor the Arrangers has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrowers have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrowers hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

19.  TRANSITIONAL ARRANGEMENTS.

On the Closing Date, this Agreement shall amend, restate and supersede the Existing Credit Agreement in its entirety, except as provided in this §19.  On the Closing Date, the rights and obligations of the parties evidenced by the Existing Credit Agreement shall be evidenced by this Agreement and the other Loan Documents and the Existing Letters of Credit issued by any L/C Issuer for the account of CAI prior to the Closing Date shall be converted into Letters of Credit under this Agreement and the grant of security interest in the Collateral by the relevant Loan Parties under the Existing Credit Agreement and the other “Loan Documents” (as defined in the Existing Credit Agreement) shall continue under this Agreement and the other Loan Documents, and shall not in any event be terminated, extinguished or annulled but shall hereafter be governed by this Agreement and the other Loans Documents.  All references to the Existing Credit Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.  Without limiting the generality of the foregoing and to the extent necessary, the Lenders and the Administrative Agent reserve all of their rights under the Existing Credit Agreement and each of the Guarantors hereby obligates itself again in respect of all present and future Obligations under, inter alia, the Existing Credit Agreement, as amended and restated by this Agreement.

All interest and fees and expenses, if any, owing or accruing under or in respect of the Existing Credit Agreement through the Closing Date shall be calculated as of the Closing Date (pro rated in the case of any fractional periods), and shall be paid on the Closing Date.  Commencing on the Closing Date, the Commitment Fees and all other fees hereunder shall be payable by the Borrowers to the Administrative Agent for the account of the Lenders in accordance with this Agreement.

20.  AMOUNT SECURED - COMPLIANCE WITH BARBADOS LAW LODGMENT AND STAMPING REQUIREMENTS

The amount to be secured by this Agreement and the Security Documents shall be unlimited.  This Agreement shall be stamped in Barbados pursuant to the provisions of the Stamp Duty Act, Cap. 91 of the laws of Barbados, in the first instance with stamp duty covering aggregate indebtedness in the amount of $1,500,000,000, and CAL hereby agrees that the Administrative Agent shall be and is hereby empowered at any time or times hereafter (without further license or consent of CAL) to affix additional stamp duty hereon covering any sum or sums by which the said indebtedness may exceed the said sum, it being the intent of these presents that until its discharge in writing by the Administrative Agent any charge hereby created shall be a continuing security for the Obligations whether incurred, existing or arising before or after the execution and delivery of this Agreement.  Without prejudice to the rights of the Administrative Agent under this §20, CAL will at all times and from time to time (so long as CAL is a Barbados company) duly stamp this Agreement in accordance with the intent of this §20 and shall procure that such statement of the charge hereby created or such amended particulars thereof in such form as the Administrative Agent may reasonably require, are duly lodged with the Registrar, Corporate Affairs and Intellectual Property Office, Barbados, pursuant to Part II Division A of the Companies Act, Cap.308 of the laws of Barbados.

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 ANNEX B

DESCRIPTION OF MIGRATION

[attached]

ANNEX C

Amended Schedules to Credit Agreement

[attached]